UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Marsh & McLennan Companies, Inc.

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MARSH & McLENNAN COMPANIES

2017

Notice of Annual Meeting and Proxy Statement

Marsh & Mc Lennan
Notice of Annual Meeting
and Proxy Statement
2017

Important Notice Regarding the Availability of Proxy
Materials for the Marsh & McLennan Companies Annual
Meeting of Stockholders to be Held on May 18, 2017:
This proxy statement and the Company’s 2016 Annual Report
are available at http://proxy.mmc.com

Notice of Annual Meeting of Stockholders and Proxy Statement

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. The meeting will be held at 10:00 a.m. on Thursday, May 18, 2017 at the Directors Guild of America, 110 West 57th Street, New York, NY 10019.

PURPOSE:

1.	To elect twelve (12) persons named in the accompanying proxy statement to serve as directors for a one-year term;

2.	To approve, by nonbinding vote, the compensation of our named executive officers;

3.	To approve, by nonbinding vote, the frequency of future stockholder votes on the compensation of our named executive officers;

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

5.	To vote on one stockholder proposal, if properly presented at the meeting; and

6.	To conduct any other business that may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of all director nominees, “FOR” the approval of the compensation of our named executive officers, for “ONE YEAR” as the frequency of future votes on named executive officer compensation, “FOR” the ratification of the selection of Deloitte & Touche LLP and “AGAINST” the stockholder proposal.

This notice and proxy statement is being mailed or made available on the Internet to stockholders on or about March 31, 2017. These materials describe the matters being voted on at the annual meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2016 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2016. In these materials we refer to Marsh & McLennan Companies, Inc. as the “Company,” “we” and “our.”

Only stockholders of record as of the close of business on March 20, 2017 may vote, in person or by proxy, at the annual meeting. If you plan to attend the meeting in person, you will need proof of record or beneficial ownership of the Company’s common stock as of that date in order to enter the meeting.

If you accessed this proxy statement through the Internet after receiving a Notice of Internet Availability of Proxy Materials, you may cast your vote by telephone or over the Internet by following the instructions in that Notice. If you received this proxy statement by mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.

Whether or not you plan to attend the annual meeting, your vote is very important. We urge you to participate in electing directors and deciding the other items on the agenda for the annual meeting.

CAREY ROBERTS

Deputy General Counsel, Chief Compliance Officer & Corporate Secretary

March 31, 2017

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

Voting Matters

	Page number for more information	Board vote recommendation
Election of Directors (Item 1)	12	FOR
To elect twelve (12) persons named in the accompanying proxy statement to serve as directors for a one-year term
Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation (Item 2)	19	FOR
To approve, by nonbinding vote, the compensation of our named executive officers
Advisory (Nonbinding) Vote on the Frequency of Future Votes on Named Executive Officer Compensation (Item 3)	20	ONE YEAR
To approve, by nonbinding vote, a stockholder vote on the compensation of our named executive officers every one, two or three years
Ratification of Selection of Independent Registered Public Accounting Firm (Item 4)	53	FOR
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm
Stockholder Proposal—Holy Land Principles (Item 5)	55	AGAINST
To vote on one stockholder proposal

Key Governance Policies and Practices
✓	Our chairman of the Board is an independent director and the roles of chairman and CEO have been separate since 2005

✓	All of our directors other than our CEO are independent

✓	All of our directors are elected annually

✓	Directors must receive a majority of the votes cast to be elected in uncontested elections

✓	We amended our bylaws in January 2017 to provide for proxy access (3% ownership/3 years/group of up to 20/greater of 20% of Board seats or 2 directors)

✓	Our bylaws allow holders of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting

✓	Executive sessions of independent directors are held at every regularly scheduled in-person meeting of the Board

✓	We have stock ownership guidelines for directors and senior executives

✓	We prohibit hedging transactions by directors and employees, including senior executives

✓	Directors and senior executives must obtain pre-approval for any proposed pledges of Company stock, and no such approvals were requested in 2016

i          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Proxy Summary (Continued)

Key Executive Compensation Policies and Practices
✓	Our Compensation Committee has an independent compensation consultant

✓	Our senior executives have a high percentage of variable (“at risk”) pay

✓	Long-term incentive compensation for our senior executives is delivered predominantly in stock options and performance stock unit awards, the value of which is contingent on stock price appreciation or achievement of specific Company financial objectives

✓	We have clawback policies for senior executive annual bonus awards and for equity-based compensation

✓	Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and bonus

✓	We provide “double-trigger” vesting of equity-based awards and payment of severance benefits following a change in control of the Company

✓	We do not have golden parachute excise tax gross-ups upon a change in control of the Company

✓	We mitigate the potential dilutive effect of equity-based awards through our share repurchase program

✓	We hold an annual advisory vote on named executive officer compensation, and stockholder support of the executive compensation program has been strong (97% in 2016 and 98% in 2015)

Highlights of Our 2016 Performance

In 2016, we continued to execute on our long-term financial and strategic objectives.

•	Our total stockholder return (“TSR”) for 2016 was 24.5% vs. 12.0% for the S&P 500® index.

•	We delivered strong growth in earnings per share (“EPS”). GAAP EPS growth was 13.4%; adjusted EPS growth was 12.1%*.

•	We achieved 3% growth in underlying revenue and increased adjusted operating income* for both the Risk and Insurance Services and Consulting segments for the seventh consecutive year.

•	We increased our quarterly dividend from $0.31 to $0.34 per share beginning in the third quarter of 2016, resulting in an annual dividend increase of 10.2% from $1.18 to $1.30.

•	We used approximately $800 million in cash to repurchase approximately 12.7 million shares, reducing our outstanding common stock by approximately 7.4 million shares on a net basis.

*	Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

Highlights of Our 2016 Executive Compensation

•	Our strong performance with respect to 2016 financial and strategic objectives led to above-target bonuses for our named executive officers.

•	Based on our 10.6% three-year annualized core net operating income growth compared to a 10% long-term target, the payout for our 2014 performance stock unit awards was 120% of target.

•	Our equity run rate* in 2016 was 0.8%. Shares repurchased during the year more than offset the increase in shares attributable to the exercise of stock options and the distribution of shares for stock units from previously granted equity-based awards.

*	“Equity run rate” means the number of shares of our common stock underlying equity-based awards granted plus the number of shares of our common stock underlying equity-based awards assumed upon an acquisition (if any), divided by the weighted average number of shares of our common stock outstanding for the year.

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iii          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Corporate Governance

We describe key features of the Company’s corporate governance environment below and in the next section of this proxy statement, captioned “Board of Directors and Committees.” Our key corporate governance materials are available online at http://www.mmc.com/about/governance.php.

Overview

Our Board of Directors currently has twelve (12) members, including H. Edward Hanway, our independent chairman, and Daniel S. Glaser, our President and Chief Executive Officer. Mr. Glaser is the only member of management who serves as a director. As described in more detail under “Board of Directors and Committees,” our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, a Corporate Responsibility Committee and an Executive Committee.

Corporate Governance Practices

The Company is committed to best practices in corporate governance. Highlights of our corporate governance practices are described below.

BOARD STRUCTURE

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chairman. The Company maintains separate roles of chief executive officer and chairman of the Board as a matter of policy. An independent director acts as chairman of the Board.

•	Offer to Resign upon Change in Circumstances. Pursuant to our Governance Guidelines, any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

ELECTION OF DIRECTORS/PROXY ACCESS/RIGHT OF STOCKHOLDERS TO CALL SPECIAL MEETINGS

•	Annual Election of Directors. The Company’s charter provides for the annual election of directors.

•	Majority Voting in Director Elections. The Company’s bylaws provide that, in uncontested elections, director candidates must be elected by a majority of the votes cast. Each director candidate has previously tendered an irrevocable resignation that will be effective upon his or her failure to receive the requisite votes and the Board’s acceptance of such resignation.

•	Proxy Access. The Company’s bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of Board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws.

•	Stockholder Right to Call Special Meetings. The Company’s bylaws allow holders of record of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting.

STOCKHOLDER RIGHTS PLAN

•	No Poison Pill. The Company does not have a Rights Agreement.

COMPENSATION PRACTICES

•	Compensation Structure for Independent Directors. The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair committee membership.

•	Cap on Executive Severance Payments. The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99 times the executive’s base salary and three-year average annual bonus award.

•	“Double-Trigger” Condition for Vesting of Equity-Based Awards following a Change in Control. Our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated.

•	“Clawback” Policies. The Company may as a matter of policy recoup (or “claw back”) certain executive bonuses in the event of misconduct leading to a financial restatement. Also, our 2011 Incentive and Stock Award Plan allows the Company to “claw back” outstanding or already settled equity-based awards.

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Corporate Governance (Continued)

EQUITY OWNERSHIP AND HOLDING REQUIREMENTS

•	Senior Executive Equity Ownership and Holding Requirements. The Company requires senior executives to hold shares or stock units of our common stock with a value equal to a multiple of base salary. The multiple for our Chief Executive Officer is six, and the multiple for our other senior executives is three. Senior executives are required to hold shares of the Company’s common stock acquired in connection with equity-based awards until they reach their ownership multiple and may not sell any shares of the Company’s common stock unless they maintain their ownership multiple.

•	Director Equity Ownership and Holding Requirements. Directors are required to acquire over time, and thereafter hold (directly or indirectly), shares or stock units of our common stock with a value equal to at least five times the Board’s basic annual retainer, or $550,000. Directors may not sell shares of the Company’s common stock until this ownership threshold is attained.

Guidelines for Corporate Governance

The Company and the Board of Directors formally express many of our governance policies through our Guidelines for Corporate Governance (our “Governance Guidelines”). The Governance Guidelines are posted on our website at http://www.mmc.com/about/governance.php.

The Governance Guidelines summarize certain policies and practices designed to assist the Board in fulfilling its fiduciary obligations to the Company’s stockholders, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

•	Specific Board functions (Section B), such as:

•	selecting, regularly evaluating the performance of, and approving the compensation paid to, the CEO;

•	providing oversight and guidance regarding the selection, evaluation, development and compensation of other senior executives;

•	planning for CEO and other senior management succession;

•	reviewing, monitoring and, where appropriate, approving the Company’s strategic and operating plans, fundamental financial objectives and major corporate actions;

•	assessing major risks facing the Company and reviewing enterprise risk management programs and processes;

•	overseeing the integrity of the Company’s financial statements and financial reporting processes;

•	reviewing processes that are in place to maintain the Company’s compliance with applicable legal and ethical standards; and

•	reviewing and monitoring the effectiveness of the Company’s corporate governance practices.

•	Succession planning and management development. (Section C)

•	Director qualification standards and director independence. (Sections D.2 and D.3)

•	Limits on other public company board service. (Section D.5)

•	Majority voting in director elections. (Section E.3)

•	Resignation requirement for independent directors. (Section E.6)

•	Separation of independent chairman and CEO. (Section F.2)

•	Executive sessions of independent directors at every in-person meeting of the Board. (Section H.3)

•	Board access to management and professional advisors. (Section I)

•	Director and senior management stock ownership requirements. (Sections K.2 and K.3)

•	Annual Board and committee evaluations. (Section L)

•	Policy on interested stockholder transactions. (Section O)

2          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Corporate Governance (Continued)

Director Independence

The Board has determined that all directors other than Mr. Glaser are independent under the New York Stock Exchange (“NYSE”) listed company rules and the standards set forth in the Governance Guidelines. Therefore, the Board has satisfied the objective, set forth in the Governance Guidelines, that a substantial majority of the Company’s directors be independent of management.

For a director to be considered “independent,” the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The Board has established categorical standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. The Company’s director independence standards are set forth as Annex A to our Governance Guidelines.

All members of the Audit, Compensation and Directors and Governance Committees must be independent directors under the NYSE listed company rules and the standards set forth in the Company’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (“SEC”) and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. The Board evaluated each member of the Compensation Committee under the additional NYSE compensation committee member independence standards and also determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934) and as “outside directors” (as defined in Section 162(m) of the Internal Revenue Code).

Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, he or she must immediately notify the chairman of the Board and the chair of the Directors and Governance Committee.

Codes of Conduct

Our reputation is fundamental to our business. The Company’s directors, officers and other employees are expected to act ethically at all times. To provide guidance in this regard, the Company has adopted a Code of Conduct, The Greater Good, which applies to all of our directors, officers and other employees. The Greater Good has been distributed to the Company’s employees, accompanied by a comprehensive training and communication effort that included a campaign in 2016 requiring employees to recertify their commitment to The Greater Good. The Company has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. Both of these codes are posted on the Company’s website at http://www.mmc.com and print copies are available to any stockholder upon request. We will disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website within four business days.

Review of Related-Person Transactions

The Company maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary.

In determining whether to approve or ratify a related-person transaction, the Directors and Governance Committee will review the facts and circumstances it considers relevant. These may include: the commercial reasonableness of the terms of the transaction; the benefits of the transaction to the Company; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction and the potential impact of the transaction on any director’s independence. The Directors and Governance Committee will approve or ratify a related-person transaction only if the Committee, in its sole good faith discretion based on the facts and circumstances it considers relevant, determines that the related-person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

If the Directors and Governance Committee determines not to approve or ratify a related-person transaction, the transaction may not be entered into or continued, as the case may be. No member of the Directors and Governance Committee will participate in any review or determination with respect to a related-person transaction if the Committee member or any of his or her immediate family members is the related person.

See the discussion under “Transactions with Management and Others” on page 61.

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Corporate Governance (Continued)

Communicating Concerns Regarding Accounting Matters

The Audit Committee of the Board of Directors has established procedures to enable anyone who has a concern about the Company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing, by telephone or online as follows:

By mail to:

Marsh & McLennan Companies, Inc.

Audit Committee of the Board of Directors

c/o Carey Roberts—Corporate Secretary

1166 Avenue of the Americas, Legal Department

New York, New York 10036-2774

By telephone or online:

Go to this website for dialing instructions or to raise a concern online:

http://www.ethicscomplianceline.com

Further details of the Company’s procedures for handling complaints and concerns of employees and other interested parties regarding accounting matters are posted on our website at http://www.mmc.com/about/governance.php.

Company policy prohibits retaliation against anyone who raises a concern in good faith.

Communicating with Directors

Holders of the Company’s common stock and other interested parties may send communications to the Board of Directors, the independent chairman, any of the directors or the independent directors as a group by mail (addressed to Carey Roberts—Corporate Secretary, at the address shown above), online at http://www.ethicscomplianceline.com or by telephone (local dialing instructions can be found at http://www.ethicscomplianceline.com). Items unrelated to the directors’ duties and responsibilities as Board members may be excluded by the Corporate Secretary, including solicitations and advertisements, junk mail, product-related communications, surveys and job referral materials such as resumes.

4          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Board of Directors and Committees

Board Composition, Leadership and Size

At the 2017 annual meeting, stockholders will vote on the election of twelve (12) directors. H. Edward Hanway currently serves as the Board’s independent chairman.

The only member of management who serves on the Board is Daniel S. Glaser, the Company’s President and Chief Executive Officer. The position of chairman of the Board has been held by an independent director since 2005. The Board believes that this currently is the best leadership structure for the Company. The Board will continue to periodically evaluate whether the structure is in the best interests of stockholders.

Director Qualifications and Nomination Process

As provided in our Governance Guidelines, all directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability and must be committed to representing all of the Company’s stockholders rather than any particular interest group. In addition to the foregoing characteristics, the Board evaluates each prospective director candidate by reference to the following criteria: (i) the candidate’s personal and professional reputation and background; (ii) the candidate’s industry knowledge; (iii) the candidate’s experience with businesses or other organizations comparable to the Company in terms of size or complexity; (iv) the interplay of the candidate’s skills and experience with those of the incumbent directors; (v) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (vi) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (vii) relevant legal and regulatory requirements and evolving best practices in corporate governance and (viii) any other criteria the Board deems appropriate.

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at the Company’s annual meeting of stockholders. The Board has delegated to the Directors and Governance Committee the authority, when circumstances so warrant, to identify, screen and recommend to the Board potential new director candidates and to engage one or more search firms to assist the Committee in that regard. The Directors and Governance Committee periodically reviews with the Board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent Board. The Committee has a long-standing commitment to maintaining a diverse and inclusive Board, and when seeking new director candidates, takes into account such factors as the Board’s current mix of skills, backgrounds and experience, as well as the gender, racial, ethnic and cultural diversity of each potential candidate.

Stockholder Nominations for Director Candidates

The Directors and Governance Committee will consider director candidates recommended by stockholders if the recommendation is submitted in writing at the address below. As described in Article III of the Company’s bylaws, stockholders may submit nominations of persons for election as directors of the Company at an annual meeting of stockholders provided that the proposing stockholder is a stockholder of record both at the time the nomination is submitted and at the time of the annual meeting, is entitled to vote at the annual meeting and complies with the notice procedures set forth in the bylaws. The notice of nomination must meet certain guidelines as to timeliness and form and be delivered to the Company’s Corporate Secretary at our principal executive offices: Marsh & McLennan Companies, Inc., Attn: Directors and Governance Committee, c/o Carey Roberts — Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774. See the discussion under “Submission of Stockholder Proposals and Other Items of Business for 2018 Annual Meeting” on page 65.

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Board of Directors and Committees (Continued)

Director Election Voting Standard

The Company’s bylaws provide that, in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board.

In connection with the Company’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

•	The Board shall nominate for election only director candidates who agree to tender to the Board an irrevocable resignation that will be effective upon (i) a director’s failure to receive the required number of votes for re-election at the next meeting of stockholders at which he or she faces re-election and (ii) the Board’s acceptance of such resignation.

•	Following a meeting of stockholders at which an incumbent director who was a nominee for re-election does not receive the required number of votes for election, the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

•	If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resultant vacant Board seat or reduce the size of the Board.

Attendance

The Board held ten meetings, including telephonic meetings, during 2016. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board’s policy is to have all directors attend annual meetings of stockholders. All but one of our directors were present at the 2016 annual meeting.

Resignation

Our Governance Guidelines require our independent directors to resign no later than at the annual meeting of stockholders following their 75th birthday. Any director who is an employee of the Company resigns from the Board when his or her employment ends.

Executive Sessions

Our independent directors meet in executive session without management at regularly scheduled in-person Board meetings. In 2016 they held ten executive sessions, which were presided over by the independent chairman of the Board.

Risk Oversight

It is the responsibility of the Company’s senior management to assess and manage our exposure to risk and to bring to the Board of Directors’ attention the most material risks facing the Company. The Board oversees risk management directly and through its committees. The Audit Committee regularly reviews the Company’s policies and practices with respect to risk assessment and risk management. The Directors and Governance Committee considers risks related to CEO succession planning and the Compensation Committee considers risks relating to the design of executive compensation programs and arrangements. See below for additional information about the Board’s committees.

Committees

Our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, a Corporate Responsibility Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair reports the highlights of the meeting to the full Board.

Membership on each of the Audit, Compensation and Directors and Governance Committees is limited to independent directors as required by the Company, the listing standards of the NYSE and the SEC’s independence rules. The charters for these committees can be viewed on our website at http://www.mmc.com/about/governance.php.

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Board of Directors and Committees (Continued)

The table below indicates committee assignments for 2016 and the number of times each committee met in 2016:

Director (1)	Audit	Compensation	Directors and Governance	Finance	Corporate Responsibility	Executive
Anthony K. Anderson	X				X
Oscar Fanjul		X		X(chair)		X
Daniel S. Glaser				X		X
H. Edward Hanway		X	X	X		X(chair)
Lord Lang (2)		X	X	X		X
Elaine La Roche	X			X
Maria Silvia Bastos Marques (3)			X		X
Steven A. Mills		X(chair)	X			X
Bruce P. Nolop	X			X	X(chair)
Marc D. Oken	X(chair)			X		X
Morton O. Schapiro		X	X(chair)			X
Lloyd M. Yates	X				X
R. David Yost		X			X
2016 Meetings	11	6	5	6	5	0

(1)	Deborah C. Hopkins is not included in this table because she was appointed to the Board effective January 1, 2017.

(2)	Lord Lang retired from the Board effective as of the 2016 annual meeting and Mr. Hanway assumed the role of independent chairman of the Board.

(3)	Ms. Marques resigned from the Board effective June 6, 2016 in connection with her appointment as President of Brazil’s development bank, BNDES.

AUDIT COMMITTEE

The Audit Committee is charged, among other things, with assisting the Board in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of the Company’s internal audit function;

•	compliance by the Company with legal and regulatory requirements; and

•	the Company’s enterprise risk management programs and processes.

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by our independent registered public accounting firm. The Company’s independent registered public accounting firm reports to the Audit Committee.

All members of the Audit Committee are “financially literate,” as required by the NYSE and determined by the Board. The Board has determined that Anthony K. Anderson, Bruce P. Nolop, Marc D. Oken and Lloyd Yates have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to:

•	evaluate the performance and determine the compensation of our chief executive officer;

•	review and approve the compensation of our other senior executives; and

•	oversee and discharge its responsibilities for the Company’s incentive compensation plans for our senior executives and equity-based award plans.

Meeting Schedule.  The Compensation Committee met six times in 2016, including a special meeting in February to complete its annual review of, and make decisions on, executive compensation. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full

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Board of Directors and Committees (Continued)

consideration of the implications and possible alternatives before a final decision is made. The Compensation Committee receives support from its independent compensation consultant and the Company’s management, including the Company’s human resources staff, as described below. At each of its meetings, the Compensation Committee meets in executive session and without management present. The independent compensation consultant attends portions of the executive sessions.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to the chair of the Compensation Committee or a subcommittee of the Compensation Committee. If necessary, the chair is authorized to take action on behalf of the Compensation Committee between its regularly scheduled meetings, within prescribed guidelines. If any such action is taken, the chair reports such action to the Compensation Committee at its next regularly scheduled meeting.

Independent Compensation Consultant.  The Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant to support the Compensation Committee in performing its duties and to make recommendations to the Compensation Committee regarding our executive compensation program. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

•	participating in meetings and executive sessions of the Compensation Committee to advise the Compensation Committee on specific matters that arise;

•	offering objective advice regarding the compensation and policy recommendations presented to the Compensation Committee by the Company’s management, including senior members of the Company’s human resources staff; and

•	supplying data regarding the compensation practices of comparable companies.

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2016. Except for the services provided to the Board, neither the individual compensation consultant nor Pay Governance LLC nor any of its affiliates provided any services to the Company or its affiliates in 2016.

The Compensation Committee assessed the work of Pay Governance LLC during 2016 pursuant to SEC rules and concluded that Pay Governance’s work did not raise any conflict of interest.

Company Management.  The Company’s management, including the Company’s human resources staff, supports the Compensation Committee by:

•	developing meeting agendas in consultation with the chair of the Compensation Committee and preparing background materials for Compensation Committee meetings;

•	making recommendations to the Compensation Committee on the Company’s compensation philosophy, governance initiatives and short-term and long-term incentive (“LTI”) compensation design, including by providing input regarding the individual performance component of annual bonus awards, as discussed in the Compensation Discussion and Analysis beginning on page 21; and

•	responding to actions and initiatives proposed by the Compensation Committee.

In addition, our President and Chief Executive Officer provides recommendations with respect to the compensation of our other senior executives.

Our President and Chief Executive Officer, senior members of the Company’s human resources staff and internal legal counsel attended Compensation Committee meetings when invited but were not present for executive sessions or for any discussion of their own compensation.

Timing and Procedures of Equity-Based Compensation Awards.  Annual awards under our LTI compensation program are approved at a prescheduled meeting of the Compensation Committee each February and, consistent with our historical practice, are granted on that same date.

In addition, the Compensation Committee periodically grants restricted stock unit awards to newly hired senior executives and to continuing senior executives for increased responsibilities that accompany changes in position and for retention purposes. These awards are approved at prescheduled meetings of the Compensation Committee. The Compensation Committee has also authorized our President and Chief Executive Officer to make such awards to individuals who are not senior executives, subject to prescribed parameters. These awards are granted on the first calendar day of the month following approval of the award by the Compensation Committee or our President and Chief

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Board of Directors and Committees (Continued)

Executive Officer, as applicable. In the event that an award is approved prior to an individual’s start date with the Company, the award will be granted on the first calendar day of the first month on or following the individual’s start date; however, if an award is approved contingent on the award recipient providing documentation supporting the forfeiture of compensation from a former employer and that documentation has not been provided as of the individual’s start date, the award will be granted on the first calendar day of the month following the provision of such documentation and acceptance by the Company.

Typically, equity-based awards are denominated as a dollar value and then converted into a number of performance stock units, restricted stock units or stock options. The number of performance stock units or restricted stock units is determined based on the grant date fair value of the Company’s common stock, which is defined as the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. The number of stock options is determined based on the grant date fair value of a stock option to purchase a share of the Company’s common stock. The grant date fair value of stock options is determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Stock options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. We believe that our equity-based compensation grant procedures effectively protect against the manipulation of grant timing for employee gain.

The Company’s human resources staff regularly monitors, and updates the Compensation Committee on, the use of shares of the Company’s common stock for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual LTI compensation, the Compensation Committee considers share use and equity run rate (as defined in “2016 Highlights” on page 21) so that annual LTI awards, and the extent to which shares of the Company’s common stock are used for those awards, are maintained at a reasonable level.

DIRECTORS AND GOVERNANCE COMMITTEE

The Directors and Governance Committee’s duties and responsibilities include, among other things:

•	assisting the Board by identifying, considering and recommending, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s annual meeting of stockholders;

•	recommending to the Board nominees for each Board committee;

•	overseeing the development and implementation of succession planning for the Company’s chief executive officer; and

•	developing and recommending to the Board the Governance Guidelines applicable to the Company, including taking a leadership role in shaping the corporate governance of the Company.

FINANCE COMMITTEE

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters, the Company’s capital structure, capital management and methods of corporate finance (including proposed issuances of securities or other financing transactions) and proposed acquisitions, divestitures or other strategic transactions.

CORPORATE RESPONSIBILITY COMMITTEE

The Corporate Responsibility Committee’s purpose is to create value for our stakeholders by enhancing the Company’s reputation, business position and employee engagement. In particular, the Corporate Responsibility Committee focuses on government relations, corporate communications, social responsibility, diversity and inclusion and sustainability and reports to the Board on a regular basis.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or the Company’s bylaws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting.

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Board of Directors and Committees (Continued)

Director Compensation

EXECUTIVE DIRECTORS

Executive directors (currently only Mr. Glaser) receive no compensation for their service as directors.

INDEPENDENT DIRECTORS

Independent directors receive a basic annual retainer and annual stock grant as compensation for their service as directors. Our independent chairman and directors who serve as the chair of a committee also receive a supplemental annual retainer. The Board’s compensation year runs from June 1 through May 31.

In 2016, the Board reviewed the independent director compensation arrangements, which had been unchanged since 2014, and requested and received advice from an independent consulting firm, Pay Governance LLC. The Board revised the annual stock grant for independent directors effective as of June 1, 2016, as shown in the table below.

Elements of Independent Director Compensation

	2015 Board Compensation Year (June 1, 2015—May 31, 2016)	2016 Board Compensation Year (June 1, 2016—May 31, 2017)
Basic Annual Retainer for All Independent Directors	$110,000	Unchanged
Supplemental Annual Retainer for Independent Chairman of the Board	$200,000	Unchanged
Supplemental Annual Retainer for Chair of • Audit Committee • Compensation Committee	$25,000	Unchanged
Supplemental Annual Retainer for Chairs of Committees other than Audit and Compensation	$15,000	Unchanged
Annual Stock Grant for Independent Directors under the Company’s Directors’ Stock Compensation Plan	Number of shares having a grant date market value of $140,000	Number of shares having a grant date market value of $160,000
Stock Ownership Guidelines	5 times Basic Annual Retainer	Unchanged

The basic annual retainer and the supplemental retainers are paid quarterly for pay periods ending on August 15, November 15, February 15 and May 15. Under the terms of the Company’s Directors’ Stock Compensation Plan, independent directors may elect to receive these retainer amounts in cash, the Company’s common stock or a combination thereof and may defer receipt of all or a portion of any compensation to be paid in the form of the Company’s common stock until a specified future date. The annual stock grant is made on June 1st of each year. Independent directors are also eligible to participate in the Company’s matching-gift program for certain charitable gifts to educational institutions.

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Board of Directors and Committees (Continued)

2016 Independent Director Compensation

The table below indicates total compensation received by our independent directors for service on the Board and its committees during 2016:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Anthony K. Anderson (5)	16,739	—	—	16,739
Oscar Fanjul	125,000	160,000	—	285,000
H. Edward Hanway (6)	220,598	160,000	—	380,598
Lord Lang (6)	158,370	—	—	158,370
Elaine La Roche	110,000	160,000	—	270,000
Maria Silvia Bastos Marques (7)	61,576	160,000	—	221,576
Steven A. Mills (8)	122,228	160,000	—	282,228
Bruce P. Nolop	125,000	160,000	5,000	290,000
Marc D. Oken	135,000	160,000	—	295,000
Morton O. Schapiro	125,000	160,000	—	285,000
Lloyd M. Yates	110,000	160,000	—	270,000
R. David Yost	110,000	160,000	—	270,000

(1)	Deborah C. Hopkins is not included in this table because she was appointed to the Board effective January 1, 2017.

(2)	The amounts in this “Fees Earned or Paid in Cash” column reflect payments of the $110,000 basic annual retainer and any supplemental retainer made during fiscal 2016, as set forth in more detail below. The chairs of the Audit and Compensation Committees each received $25,000 for such service, the chairs of committees other than Audit and Compensation each received $15,000 for such service, and the independent chairman of the Board received $200,000 for such service. Following Lord Lang’s retirement at the 2016 annual meeting, Mr. Hanway assumed the role of independent chairman of the Board. The committee chairs compensated during fiscal year 2016 were: Mr. Fanjul (Finance), Mr. Hanway (Compensation), Mr. Mills (Compensation), Mr. Nolop (Corporate Responsibility), Mr. Oken (Audit) and Mr. Schapiro (Directors and Governance). Committee members other than the chairs receive no additional compensation for service on a committee.

Mr. Mills elected to receive his quarterly payments in the form of the Company’s common stock. Mr. Yost elected to receive his quarterly payments in the form of the Company’s common stock on a deferred basis. Effective June 1, 2016, Mr. Schapiro elected to receive 100% of his quarterly payments in the form of the Company’s common stock on a deferred basis and Ms. La Roche elected to receive 30% of her quarterly payments in the form of the Company’s common stock on a deferred basis. For fiscal 2016, Mr. Schapiro received 30% of his quarterly payments in the form of the Company’s common stock on a deferred basis in February and May 2016 ($18,750) and 100% of his quarterly payments in the form of the Company’s common stock on a deferred basis in August and November 2016 ($62,500). For fiscal 2016, Ms. La Roche received quarterly payments in cash in February and May 2016 ($55,000) and 30% of her quarterly payments in the form of the Company’s common stock on a deferred basis in August and November 2016 ($16,500). All of the other independent directors received these amounts in cash.

(3)	This column reflects the award of 2,425 shares of the Company’s common stock to each independent director on June 1, 2016. The shares awarded to each director had an aggregate grant date fair value of $160,000, based on a per share price of $65.96, which was the average of the high and low prices on May 31, 2016, the trading day immediately preceding the grant. The amounts shown in this column constitute the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2016, in accordance with FASB ASC Topic 718. Ms. La Roche, Mr. Schapiro and Mr. Yost elected to defer receipt of all of the shares awarded to them.

As of December 31, 2016, the aggregate number of deferred shares held for the account of each current independent director who has previously elected to defer shares was as follows: Ms. La Roche, 2,695 shares, Mr. Schapiro, 57,303 shares and Mr. Yost, 18,171 shares. Dividend equivalents on these deferred shares are reinvested into additional deferred shares for the account of the independent director.

(4)	The Company maintains a matching gift program for employees and directors, pursuant to which the Company matches, on a dollar-for-dollar basis, charitable contributions to certain educational institutions up to a total of $5,000 per employee or director in any one year. The amounts shown in the table represent the Company’s matching contribution to educational institutions pursuant to this program.

(5)	Mr. Anderson joined the Board on September 21, 2016.

(6)	Lord Lang retired from the Board effective as of the 2016 annual meeting and Mr. Hanway assumed the role of independent chairman of the Board.

(7)	Ms. Marques resigned from the Board effective June 6, 2016 in connection with her appointment as President of Brazil’s development bank, BNDES.

(8)	Mr. Mills was appointed chair of the Compensation Committee when Mr. Hanway became independent chairman of the Board.

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Election of Directors

Item 1 — Election of Directors

At the 2017 annual meeting, stockholders will vote on the election of the twelve (12) nominees listed below—Anthony K. Anderson, Oscar Fanjul, Daniel S. Glaser, H. Edward Hanway, Deborah C. Hopkins, Elaine La Roche, Steven A. Mills, Bruce P. Nolop, Marc D. Oken, Morton O. Schapiro, Lloyd M. Yates and R. David Yost—for a one-year term. Mr. Anderson and Ms. Hopkins were appointed to the Board effective September 21, 2016 and January 1, 2017, respectively. They appear on the ballot for the first time and were recommended for nomination by the Directors and Governance Committee, having been identified as potential director candidates by a search firm.

The Board has nominated each of these individuals to serve until the 2018 annual meeting. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size. Each director holds office until his or her successor has been duly elected and qualified or his or her earlier resignation, death or removal.

In nominating the following slate of director candidates for election at the Company’s annual meeting of stockholders, the Board has evaluated each nominee by reference to the criteria described above on page 5 under the heading “Director Qualifications and Nomination Process.” In addition, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the nominees about their principal occupations, business experience and other matters, including their 2017 committee assignments, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company.

The Board of Directors recommends that you vote FOR

the following directors:

Anthony K. Anderson Audit Committee Corporate Responsibility Committee	Director since 2016

Mr. Anderson, age 61, served as Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP from 2006 until his retirement in April 2012. He joined Ernst & Young in 1977 and held various management positions during his 35-year career there. Mr. Anderson served on the Board of the Federal Reserve Bank of Chicago from 2008 to 2010. He is a member of the American, California and Illinois Institutes of Certified Public Accountants. Mr. Anderson is also a Director of AAR Corp., Avery Dennison Corporation and Exelon Corporation. He is a former Director of First American Financial Corporation.

We believe Mr. Anderson’s qualifications to sit on our Board of Directors include his significant experience as an audit partner serving insurance and insurance brokerage entities and his leadership and management experience with a global professional services organization.

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Election of Directors (Continued)

Oscar Fanjul Compensation Committee Executive Committee Finance Committee (Chair)	Director since 2001

Mr. Fanjul, age 67, is Vice Chairman of Omega Capital, a private investment firm in Spain. Mr. Fanjul is the Founding Chairman and former Chief Executive Officer of Repsol.

Mr. Fanjul is a Director of LafargeHolcim and Ferrovial. He is a Trustee of the Amigos del Museo del Prado Foundation. Mr. Fanjul is a former director of Unilever, the London Stock Exchange, Areva and Acerinox.

We believe Mr. Fanjul’s qualifications to sit on our Board of Directors and chair our Finance Committee include his extensive experience in various international markets with global companies and his understanding of global business practices.

Daniel S. Glaser Executive Committee Finance Committee	Director since 2013

Mr. Glaser, age 56, is President and Chief Executive Officer of Marsh & McLennan Companies. Prior to his current role, Mr. Glaser served as Group President and Chief Operating Officer of the Company from April 2011 through December 2012. He rejoined Marsh & McLennan Companies in December 2007 as Chairman and Chief Executive Officer of Marsh after serving in senior positions in commercial insurance and insurance brokerage in the United States, Europe and the Middle East, returning to the firm where he had begun his career 25 years before, right out of university. Mr. Glaser was named Chairman of the Federal Advisory Committee on Insurance (FACI) in August 2014. Mr. Glaser also serves on the International Advisory Board of BritishAmerican Business and is a member of the Board of Trustees for The Institutes (American Institute for Chartered Property Casualty Underwriters) and Ohio Wesleyan University.

As the only member of the Company’s management team on the Board, Mr. Glaser’s presence on the Board provides directors with direct access to the Company’s chief executive officer and helps facilitate director contact with other members of the Company’s senior management.

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Election of Directors (Continued)

H. Edward Hanway Compensation Committee Directors and Governance Committee Executive Committee (Chair) Finance Committee	Director since 2010

Mr. Hanway, age 65, served as Chairman and Chief Executive Officer of CIGNA Corporation from 2000 to the end of 2009. From 1999 to 2000, he served as President and Chief Operating Officer of CIGNA. From 1996 to 1999, he was President of CIGNA HealthCare and from 1989 to 1996 was President of CIGNA International. Mr. Hanway is a former Member of the Board of Directors of America’s Health Insurance Plans (AHIP). He is also a past Chairman of the Council on Affordable Quality Healthcare (CAQH) and has been active in a wide range of issues and initiatives associated with children’s health and education. He serves on the Board of Trustees of Drexel Newmann Academy and the Crozer-Keystone Community Foundation, and is the Chairman of the Faith in the Future Foundation committed to growth of Catholic education in the Archdiocese of Philadelphia.

We believe Mr. Hanway’s qualifications to chair our Board of Directors include his years of executive experience in the insurance industry, together with his background in the health and benefits sector, which provide our Board with insight into important areas in which the Company conducts business.

Deborah C. Hopkins Compensation Committee Directors and Governance Committee	Director since 2017

Ms. Hopkins, age 62, served as the Chief Executive Officer of Citi Ventures and as Citigroup’s Chief Innovation Officer until her retirement at the end of 2016. Prior to joining Citigroup in 2003, she held senior-level positions at several global firms, including Lucent Technologies, Boeing Company, General Motors and Unisys Corporation. Ms. Hopkins is an Executive Fellow at the University of California Berkeley’s Haas School of Business and serves on the Advisory Boards of Riverwood Capital Partners, Stanford’s Technology Venture program, and the non-profit VentureWell. Ms. Hopkins is a Director of Union Pacific Corporation. She is a former Director of Qlik Technologies, E.I. DuPont de Nemours & Company and Dendrite International.

We believe Ms. Hopkins’s qualifications to sit on our Board of Directors include her significant leadership positions in finance, technology and innovation at various multinational companies.

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Election of Directors (Continued)

Elaine La Roche Audit Committee Finance Committee	Director since 2012

Ms. La Roche, age 67, is Chief Executive Officer, China International Capital Corporation US. She served as Chief Executive Officer of China International Capital Corporation in Beijing from 1997 to 2000. Over the course of a 20-year career at Morgan Stanley, Ms. La Roche rose from Associate to Managing Director, serving in a variety of roles including Chief of Staff to the Chairman, and President and Head of the Asia Desk. From 2008 to 2010, Ms. La Roche was with JPMorgan Chase & Co. in Beijing, where she served as Vice Chairman, J.P. Morgan China Securities. Ms. La Roche served on the Board of Directors of Linktone Ltd., where she was Non-Executive Chairman from 2004 to 2008. She also served on the Board of Directors of China Construction Bank from 2006 to 2011 and from 2012 to 2015. Ms. La Roche currently serves on the Board of Directors of Harsco Corporation.

We believe Ms. La Roche’s qualifications to sit on our Board of Directors include her executive experience in financial services, particularly internationally and her corporate governance experience from prior board service.

Steven A. Mills Compensation Committee (Chair) Directors and Governance Committee Executive Committee	Director since 2011

Mr. Mills, age 65, was a senior executive at International Business Machines Corporation (IBM) before his retirement at the end of December 2015. Mr. Mills joined IBM in 1973 and during the course of his 40-plus-year career held various executive leadership positions across the Company. At the time of his retirement, Mr. Mills was the Executive Vice President of Software & Systems, with responsibility for directing IBM’s $40 billion product business, which included over 100,000 employees spanning development, manufacturing, sales, marketing and support professions.

We believe Mr. Mills’ qualifications to sit on our Board of Directors and chair our Compensation Committee include his executive leadership and management experience, his technology expertise, his extensive international experience at IBM and his overall knowledge of global markets.

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Election of Directors (Continued)

Bruce P. Nolop Audit Committee Corporate Responsibility Committee (Chair) Finance Committee	Director since 2008

Mr. Nolop, age 66, retired in 2011 from E*TRADE Financial Corporation, where he served as Executive Vice President and Chief Financial Officer from September 2008 through 2010. Previously he was Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from 2000 to 2008 and Managing Director of Wasserstein Perella from 1993 to 2000. Prior thereto he held positions with Goldman, Sachs & Co., Kimberly-Clark Corporation and Morgan Stanley & Co. Mr. Nolop also serves on the Board of Directors of TEGNA Inc. (formerly Gannett Co., Inc.), On Deck Capital, Inc. and privately-held CLS Group Holdings AG.

We believe Mr. Nolop’s qualifications to sit on our Board of Directors and chair our Corporate Responsibility Committee include his experience in financial accounting and corporate finance and his familiarity with internal financial controls and strategic transactions acquired through executive-level finance positions held in public companies and 18 years’ experience as an investment banker.

Marc D. Oken Audit Committee (Chair) Executive Committee Finance Committee	Director since 2006

Mr. Oken, age 70, is the Managing Partner of Falfurrias Capital Partners, a private equity firm. He was Chief Financial Officer of Bank of America Corporation from 2004 to 2005. Mr. Oken joined Bank of America in 1989 as Executive Vice President-Chief Accounting Officer, a position he held until 1998, when he became Executive Vice President-Principal Finance Executive. Mr. Oken is also a director of Sonoco Products Company and Capital Bank Financial Corp. He also served in Vietnam as a Navy pilot.

We believe Mr. Oken’s qualifications to sit on our Board of Directors and chair our Audit Committee include his extensive experience with public and financial accounting matters for complex global organizations, as well as his executive leadership and management experience.

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Election of Directors (Continued)

Morton O. Schapiro Compensation Committee Directors and Governance Committee (Chair) Executive Committee	Director since 2002

Mr. Schapiro, age 63, has been President and Professor of Economics at Northwestern University since 2009. Prior to that, he was President and Professor at Williams College from 2000. Previous positions include Dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s Vice President for planning from 1999 to 2000 and Chair of its Department of Economics from 1991 to 1994.

We believe Mr. Schapiro’s qualifications to sit on our Board of Directors and chair our Directors and Governance Committee include his experience in managing large and complex educational institutions, which provides the Board with a diverse approach to management, as well as his more than 30 years of experience as a professor of economics.

Lloyd M. Yates Audit Committee Corporate Responsibility Committee	Director since 2011

Mr. Yates, age 56, is Executive Vice President—Market Solutions of Duke Energy and President of Duke Energy’s Carolinas Region. Previously, Mr. Yates served as Executive Vice President of Customer Operations for Duke Energy. Mr. Yates has more than 30 years of experience in the energy industry, including the areas of nuclear and fossil generation and energy delivery. Before the merger between Duke Energy and Progress Energy in July 2012, Mr. Yates served as President and Chief Executive Officer for Progress Energy Carolinas. Mr. Yates joined Progress Energy’s predecessor, Carolina Power & Light, in 1998. Before joining Progress Energy, he worked for PECO Energy for 16 years in several line operations and management positions. Mr. Yates serves on several community-based and industry boards and also serves as the President and Chairman of the Association of Edison Illuminating Companies.

We believe Mr. Yates’s qualifications to sit on our Board of Directors include the executive leadership and management experience he has acquired throughout his career in the energy industry.

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Election of Directors (Continued)

R. David Yost Compensation Committee Corporate Responsibility Committee	Director since 2012

Mr. Yost, age 69, was the President and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from 2001 until his retirement in 2011. Mr. Yost also held a variety of other positions with AmeriSource Health Corporation and its predecessors from 1974 to 2001, including Chairman, President and Chief Executive Officer from 1997 to 2001. Mr. Yost is a graduate of the U.S. Air Force Academy and was previously a Captain in the United States Air Force. Mr. Yost serves on the Board of Directors of Johnson Controls International plc and Bank of America. Mr. Yost also serves on the U.S. Air Force Academy Endowment Board.

We believe Mr. Yost’s qualifications to sit on our Board of Directors include his extensive leadership experience gained as the chief executive of a large publicly traded company in the healthcare industry and as a director of other publicly traded companies.

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Executive Compensation

Item 2 — Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation

Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements. We will include this advisory vote on the frequency determined at our 2017 Annual Meeting of Stockholders until the next advisory vote on the frequency of say-on-pay votes (which will occur no later than our 2023 Annual Meeting of Stockholders).

We encourage our stockholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the 2016 Summary Compensation Table and other related compensation tables and accompanying narratives, which provide detailed information on the compensation of our named executive officers.

STOCKHOLDERS ARE BEING ASKED TO VOTE ON THE FOLLOWING RESOLUTION:

RESOLVED, that the stockholders of Marsh & McLennan Companies approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narratives.

The Board of Directors recommends that you vote FOR the approval of our named executive officer compensation on an advisory basis.

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Executive Compensation (Continued)

Item 3 — Advisory (Nonbinding) Vote on the Frequency of Future Votes on Named Executive Officer Compensation

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should conduct the advisory vote on the compensation of our named executive officers, as disclosed in accordance with SEC rules. Stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers every one, two or three years. Stockholders may also abstain from the vote. We have conducted an annual say-on-pay vote since the first say-on-pay frequency vote in 2011.

The Board believes that the Company’s compensation practices are sound and embody an appropriate long-term perspective. An annual vote allows our stockholders to provide timely feedback regarding the Company’s compensation policies and practices and enables the Compensation Committee to evaluate any change in stockholder views as it conducts its annual compensation review. An annual vote is also consistent with our practice of engaging with our stockholders and obtaining their input on our corporate governance matters and our executive compensation policies and practices.

Stockholders may choose among four choices (i.e., to conduct a say-on-pay vote every one, two or three years or abstain). Approval of the frequency of the advisory vote on named executive officer compensation requires a favorable vote of the majority. However, if no choice receives a majority of the shares entitled to vote and present in person or represented by proxy, then the choice of frequency that receives the highest number of votes will be considered the preference of our stockholders.

The Board of Directors recommends that you vote for ONE YEAR as the frequency of future say-on-pay votes.

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Executive Compensation (Continued)

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation program for our senior executives, focusing on our key compensation principles, policies and practices.

This section describes the compensation decisions with respect to the individuals who served during 2016 as our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2016, as listed below. These individuals are included in the 2016 Summary Compensation Table on page 38.

Name	Title
Daniel S. Glaser	President and Chief Executive Officer (“CEO”)
Mark C. McGivney	Chief Financial Officer (“CFO”)
Peter Zaffino	Chairman of the Risk and Insurance Services segment and Chief Executive Officer of Marsh LLC
Julio A. Portalatin	President and Chief Executive Officer of Mercer Consulting Group, Inc.
Peter J. Beshar	Executive Vice President and General Counsel

We refer to these individuals collectively in this Compensation Discussion and Analysis as our “named executive officers.” When we refer to our “senior executives” in this proxy statement, we mean our named executive officers and certain leaders of our operating companies and corporate staff. Background information regarding our senior executives is provided on our website at http://www.mmc.com/about/board.php#eo.

2016 Highlights

OUR PERFORMANCE

In 2016, we continued to execute on our long-term financial and strategic objectives.

•	Our total stockholder return (“TSR”) for 2016 was 24.5% vs. 12.0% for the S&P 500® index.

•	We delivered strong growth in earnings per share (“EPS”). GAAP EPS growth was 13.4%; adjusted EPS growth was 12.1%*.

•	We achieved 3% growth in underlying revenue and increased adjusted operating income* for both the Risk and Insurance Services and Consulting segments for the seventh consecutive year.

•	We increased our quarterly dividend from $0.31 to $0.34 per share beginning in the third quarter of 2016, resulting in an annual dividend increase of 10.2%, from $1.18 to $1.30.

•	We used approximately $800 million in cash to repurchase approximately 12.7 million shares, reducing our outstanding common stock by approximately 7.4 million shares on a net basis.

*	Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

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Executive Compensation (Continued)

2016 Highlights (continued)

OUR EXECUTIVE COMPENSATION

•	Our strong performance with respect to 2016 financial and strategic objectives led to above-target bonuses for our named executive officers.

•	Based on our 10.6% three-year annualized core net operating income (“NOI”) growth compared to a 10% long-term target, the payout for our 2014 performance stock unit (“PSU”) awards was 120% of target.

•	Our equity run rate* in 2016 was 0.8%. Shares repurchased during the year more than offset the increase in shares attributable to the exercise of stock options and the distribution of shares for stock units from previously granted equity-based awards.

*	“Equity run rate” means the number of shares of our common stock underlying equity-based awards granted plus the number of shares of our common stock underlying equity-based awards assumed upon an acquisition (if any), divided by the weighted average number of shares of our common stock outstanding for the year.

Executive Summary

The Company is a global professional services firm offering clients advice and solutions in risk, strategy and people. It is the parent company of a number of leading risk advisors and specialty consultants, including: Marsh, the insurance broker, intermediary and risk advisor; Guy Carpenter, the risk and reinsurance specialist; Mercer, the provider of HR and investment related financial advice and services; and Oliver Wyman Group, the management, economic and brand consultancy. With approximately 60,000 employees worldwide and annual revenue of more than $13 billion, the Company provides analysis, advice and transactional capabilities to clients in more than 130 countries.

As a professional services firm, our product is the expertise and capabilities of our employees. Our long-term success depends on their skill, integrity and dedication. To achieve our business objectives, we have designed our executive compensation program to attract, motivate and retain highly talented individuals to lead the Company and our various businesses in ways that meet our clients’ needs and, in turn, promote the long-term interests of our stockholders.

OUR FINANCIAL AND STRATEGIC OBJECTIVES AND 2016 PERFORMANCE

At the core of our business strategy are four pillars that are designed to create exceptional value and superior returns for our stockholders:

•	Sustain long-term revenue and earnings growth;

•	Maintain low capital requirements;

•	Generate high levels of cash; and

•	Manage risk intelligently.

The strength of our financial performance over the past five years is reflected in our TSR, which includes stock price appreciation and reinvested dividends. The following table displays our TSR versus the S&P 500® index over the past five years.

	Annualized Total Stockholder Return
	5 Years	4 Years	3 Years	2 Years	1 Year
Marsh & McLennan Companies, Inc.	19.1%	21.0%	14.2%	11.0%	24.5%
S&P 500® Index	14.7%	14.3%	8.9%	6.5%	12.0%

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Executive Compensation (Continued)

Executive Summary (continued)

2016 STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION AND STOCKHOLDER ENGAGEMENT

At our 2016 Annual Meeting of Stockholders, we held a nonbinding advisory vote with respect to the compensation of our named executive officers (commonly referred to as a “say-on-pay” vote). Approximately 97% of the votes cast on the say-on-pay proposal were voted in favor of our executive compensation policies and practices. This result followed a 98% approval rate in 2015.

Following our 2016 Annual Meeting of Stockholders, members of our management, at the direction of the Compensation Committee, discussed our executive compensation policies and practices, as well as the results of our 2016 say-on-pay vote, with several of our large institutional stockholders and the major proxy advisory firms. These discussions were generally favorable, consistent with our 97% approval rate in 2016.

The Compensation Committee is committed to on-going engagement with our stockholders and the major proxy advisory firms and intends to continue these outreach efforts.

2016 AND 2017 ANNUAL TOTAL DIRECT COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table summarizes the decisions made by the Compensation Committee in February 2017 and February 2016 with respect to the annual total direct compensation of our named executive officers. The compensation decisions reflected here, and the rationale for such decisions, are discussed in “Executive Compensation Determinations” on page 26.

Mr. McGivney commenced service as our CFO effective January 1, 2016. His annual bonus award for the 2015 performance year is not shown in the table since he was not a named executive officer in our 2016 proxy statement.

Name	Decision Date	Base Salary	Annual Bonus Award	Annual LTI Award	Total Direct Compensation
Mr. Glaser	2/22/2017	$1,400,000	$4,100,000	$10,500,000	$16,000,000
	2/22/2016	$1,400,000	$4,400,000	$9,600,000	$15,400,000
	Change	0.0%	-6.8%	+9.4%	+3.9%
Mr. McGivney	2/22/2017	$750,000	$1,500,000	$1,750,000	$4,000,000
	2/22/2016	$750,000	N/A	$1,500,000	N/A
	Change	0.0%	N/A	+16.7%	N/A
Mr. Zaffino	2/22/2017	$1,000,000	$3,250,000	$3,850,000	$8,100,000
	2/22/2016	$1,000,000	$3,350,000	$3,500,000	$7,850,000
	Change	0.0%	-3.0%	+10.0%	+3.2%
Mr. Portalatin	2/22/2017	$900,000	$2,800,000	$2,650,000	$6,350,000
	2/22/2016	$900,000	$2,850,000	$2,400,000	$6,150,000
	Change	0.0%	-1.8%	+10.4%	+3.3%
Mr. Beshar	2/22/2017	$800,000	$1,400,000	$2,250,000	$4,450,000
	2/22/2016	$800,000	$1,400,000	$2,250,000	$4,450,000
	Change	0.0%	0.0%	0.0%	0.0%

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Executive Compensation (Continued)

Executive Compensation Design, Elements and Process

Our executive compensation program is governed by four guiding principles:

•	Align with stockholder value creation with a focus on balancing risk and reward in compensation programs, policies and practices;

•	Support a strong performance culture through short-term and long-term variable compensation, with the ability to differentiate among individuals based upon actual results;

•	Set target compensation at competitive levels in markets where we operate, with flexibility to recognize different business models and markets for talent; and

•	Maximize employees’ perceived value of our programs through transparent processes and communication.

The principal elements of our executive compensation program are base salary, annual bonuses and annual LTI awards. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain an executive compensation program that is competitive, performance-based and stockholder-focused.

Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. In addition, because a significant portion of variable compensation is delivered in the form of equity-based awards, the value ultimately realized by our senior executives from these awards depends on stockholder value creation as measured by the future performance of our stock price.

As of December 31, 2016, variable compensation represented about 90% of our CEO’s target total direct compensation and about 82% for our other named executive officers, as displayed in the following chart.

COMPETITIVENESS OF PAY

The Compensation Committee regularly reviews market data with the objective of understanding and evaluating the competitiveness of our executive compensation program and each senior executive’s total direct compensation and pay mix, taking into account the individual’s role, responsibilities and performance. The Compensation Committee uses this information and exercises its judgment in determining individual compensation levels and regularly seeks input from its independent compensation consultant prior to making compensation decisions for our senior executives. Market-based executive compensation data is used as a “market check” only and compensation levels for our senior executives are not set to correspond to any specific level of market competitiveness.

The Compensation Committee reviews executive compensation information for direct competitors as well as companies in the broader financial services and general industry sectors. Competitive analyses from these different perspectives recognize that the Company is diverse on an enterprise-wide basis and competes for executive talent in different businesses on an operating company basis.

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Executive Compensation (Continued)

Peer Group for Executive Compensation Purposes

In 2016, the Compensation Committee reviewed the executive compensation data disclosed in the publicly available filings of the companies that comprise our peer group for executive compensation purposes, which it determined in 2016 based on business lines, talent pool and company size, as reflected by revenue and market capitalization. The peer group includes insurance, consulting and other business services companies, as listed in the table below. The Compensation Committee reviews the peer group periodically and makes adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes.

Marsh & McLennan Companies, Inc. 2016 Peer Group for Executive Compensation
Accenture plc	Automatic Data Processing, Inc.	The Travelers Companies, Inc.
Aon plc	Chubb Limited	Willis Towers Watson plc
Arthur J. Gallagher & Co.

Financial Services and General Industry Surveys

The Compensation Committee also reviewed executive compensation data drawn from two industry subsets (Financial Services and General Industry) of S&P 500® companies that participated in an executive compensation survey conducted by an independent compensation consulting firm. Each subset was refined so that the median revenue and market capitalization approximated our revenue and market capitalization. For a list of the companies comprising these subsets, please refer to Exhibit B. The operating company CEO comparisons were based on subsidiaries or divisions of all companies that participated in the executive compensation survey (instead of only S&P 500® companies) so as to have a significant sample size for these particular comparisons.

EMPLOYMENT LETTERS

Each of our senior executives has an employment letter that sets forth his or her compensation arrangements and other terms and conditions of employment. These letters are discussed in “Employment Letters” on page 40.

BASE SALARY

Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience, the competitive market for his or her position and internal equity considerations. A senior executive’s base salary is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate to reflect a change in these factors.

ANNUAL BONUS

Our annual bonus is a variable pay program intended to link the cash-based incentive compensation of our senior executives to (i) our financial performance, (ii) their achievement of pre-established individual strategic objectives and (iii) our relative competitive financial performance compared to our peer group and the S&P 500®. The Compensation Committee believes that annual bonus awards should be determined primarily based on the achievement of objective, measurable financial results and how those results are achieved. The Compensation Committee also recognizes that individual executive performance should be measured by factors other than just the short-term financial performance of the Company or our operating companies. Therefore, in addition to short-term financial objectives, the strategic objectives component rewards achievement toward other business priorities and is intended to complement our annual LTI compensation program. After the end of the year, each senior executive’s performance was assessed by Mr. Glaser and the Compensation Committee (and, in the case of Mr. Glaser’s performance, solely by the Compensation Committee).

A senior executive’s target annual bonus is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate or necessary to reflect a change in his or her responsibilities, market conditions or internal equity considerations. The target annual bonuses for our named executive officers for 2016 are set forth in “Determination of 2016 Annual Bonuses” on page 30.

ANNUAL LTI AWARD

Annual LTI compensation is a variable pay program intended to align the financial interests of our senior executives with maximizing the return to our stockholders. Annual LTI compensation for our senior executives is delivered in a mix of equity-based awards consisting of stock options, which reward stock price appreciation and the creation of stockholder value, performance stock units (“PSUs”), which reward the achievement of specific Company financial objectives, and restricted stock units (“RSUs”), which further align the financial interests of our senior executives with our stockholders and also support our retention objectives.

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Executive Compensation (Continued)

The Compensation Committee reviews the mix of equity-based awards each year. In 2017, the Compensation Committee determined that the mix reflected in the table below is consistent with the objective of aligning the financial interests of our senior executives with maximizing our TSR.

As shown in the table below, the annual LTI compensation of our senior executives is delivered predominantly in stock options and PSU awards, the value of which is contingent on stock price appreciation or achieving specific Company financial objectives.

Proportion of Grant Date Fair Value
Stock Options	Performance Stock Units	Restricted Stock Units
50%	25%	25%

Executive Compensation Determinations

The Compensation Committee takes a total compensation approach in setting the pay of our senior executives and makes decisions regarding base salary, annual bonuses and LTI awards in February of each year. This approach enables the Compensation Committee to evaluate performance on a consistent basis each year and to consider the appropriate level of fixed and variable compensation within each senior executive’s total compensation package.

While the Compensation Committee recognizes that elements of compensation may be interrelated, it does not require or assume any fixed relationship among the various elements of compensation within the total direct compensation framework or between the compensation of our CEO and that of any other senior executive. In addition, pension accruals and amounts realized or realizable under previously granted equity-based awards did not influence the Compensation Committee’s decisions.

The Compensation Committee considers the recommendations of our CEO when determining the compensation of our other senior executives.

BASE SALARY

The Compensation Committee reviews base salaries from time to time. In connection with its annual total compensation review, the Compensation Committee did not adjust the base salary of any of the named executive officers for 2017.

ANNUAL BONUS

The Compensation Committee determined the 2016 annual bonus awards for our named executive officers using the following framework:

Each senior executive’s target bonus was allocated between financial and strategic performance according to weightings associated with his or her position. The Compensation Committee then assessed financial performance and each senior executive’s strategic performance and determined a payout level for each portion of the senior executive’s target annual bonus. The multiplier for competitive financial performance was determined and applied to the sum of the payout levels for financial and strategic performance for each senior executive. Using this result, the Compensation Committee then conducted a qualitative assessment to determine the actual bonus award for each senior executive.

26          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

The following table defines each financial performance measure used in the 2016 annual bonus framework:

Financial Performance Measure	Definition
Company, segment or operating company net operating income Used in the 2016 financial performance assessment for our senior executives	Net operating income calculated in accordance with GAAP, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and further adjusted for the impact of currency exchange rate fluctuations and acquisitions and dispositions
Company earnings per share Used in the 2016 multiplier for competitive financial performance	EPS from continuing operations calculated in accordance with GAAP, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement

2016 Target Bonuses

In early 2016, the Compensation Committee increased Mr. Portalatin’s target bonus from $1,700,000 to $1,800,000 after considering external market competitiveness, internal equity comparisons and an evaluation of his role and responsibilities. The Compensation Committee did not adjust the target bonus for Messrs. Glaser, McGivney, Zaffino or Beshar in 2016.

Financial and Strategic Performance Measures

The Compensation Committee selected the following measures and weightings for the 2016 annual bonus awards:

	Financial Performance		Strategic Performance
Senior Executive	Weighting	Measure	Weighting	Measure
Company CEO	80%	Company net operating income	20%	Individual objectives established for each senior executive
Other Corporate Senior Executives	70%		30%
Operating Company Chief Executive Officers	80%	Segment or operating company net operating income	20%

The financial performance factor ranged from 0% to 150% of the target level as indicated in the following table:

Performance Level	Performance as a % of Target	Financial Performance Factor
Maximum	≥110%	150%
Target	100%	100%
Threshold	90%	50%
Below Threshold	<90%	Discretionary

Note: Interpolation is used to determine the performance factor for performance as a percentage of target between threshold/target or target/maximum.

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Executive Compensation (Continued)

2016 Financial Performance Measure

For 2016, the financial performance measure for all senior executives was Company, segment or operating company net operating income, as applicable, as modified for executive compensation purposes. The Compensation Committee set challenging targets for our named executive officers, as displayed below, to align with our 2016 objective of driving strong earnings growth across the Company. Bonus calculations were based on our actual results as compared to the pre-established targets, expressed in dollars. On that basis, the net operating income of the Company, the Risk and Insurance Services segment and Mercer was 97% of each target.

Name	Measure	Actual Growth (%)	Target Growth (%)
Mr. Glaser
Mr. McGivney	Company net operating income	9.6%	13.1%
Mr. Beshar
Mr. Zaffino	Risk and Insurance Services segment net operating income	8.0%	10.9%
Mr. Portalatin	Mercer net operating income	11.4%	15.1%

2016 Strategic Performance Measure

For 2016, the Compensation Committee reviewed strategic objectives for each named executive officer relating to operational performance, risk management and human capital. The Compensation Committee and Mr. Glaser (and, in the case of Mr. Glaser, solely the Compensation Committee) assessed each named executive officer’s strategic performance as “above target” for the year and determined a payout factor for 2016 strategic performance. The Compensation Committee considered the following in its assessment of each named executive officer’s performance:

Name	Description
Mr. Glaser

•  Strong underlying revenue growth of 3% and double-digit growth in both adjusted EPS and adjusted operating income

•  Increase in adjusted operating margin to 20.5%* — our ninth consecutive year of margin improvement

•  Mr. Glaser’s continued leadership of a dynamic and effective leadership team

Mr. McGivney

•  Development and execution of effective capital management and financing strategies, supporting deployment across dividends, share repurchases and acquisitions

•  Execution of the Company’s financial plan, including effective management of tax strategies and enhancing the Company’s management of its global retirement plans

•  Mr. McGivney’s successful transition into the CFO role and his important contributions to our Executive Committee

Mr. Zaffino

•  Risk and Insurance Services (RIS) segment’s 3% underlying revenue growth

•  Establishing and enhancing the executive team within RIS including key leadership appointments to the President of Marsh LLC and the CEO of Guy Carpenter roles

•  Mr. Zaffino’s continued focus on critical growth areas such as Marsh & McLennan Agency, cyber risk, the U.K. small and medium-sized enterprise market and Marsh’s digital strategy

Mr. Portalatin

•  Mercer’s 3% underlying revenue growth

•  Mercer’s increase in net operating income and the corresponding margin improvement

•  Mr. Portalatin’s execution of Mercer’s strategy related to growth markets and the development and introduction of new products and initiatives

Mr. Beshar

•  Exceptional management of the Company’s legal and regulatory risk

•  Effective integration of our Legal & Public Affairs and Risk & Compliance departments

•  Mr. Beshar’s role as a strategic advisor on key business matters such as mergers and acquisitions, growth initiatives, and legislative matters

*	Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

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Executive Compensation (Continued)

2016 Multiplier for Competitive Financial Performance

The multiplier for competitive financial performance was determined based on our adjusted EPS growth compared to that of a weighted composite of our peer group companies for executive compensation purposes and the S&P 500®. We included the S&P 500® to assess our competitive financial performance in a broader context.

The S&P 500® was weighted most heavily at 30% as it represents the broadest market comparison. Aon and Willis Towers Watson were weighted at 25% and 20%, respectively, as they are direct competitors of the Company and have divisions that compete directly with our Risk and Insurance Services and Consulting segments. The five additional companies listed in the table below were each equally weighted at 5%.

Component	Weighting
S&P 500®	30%
Aon plc	25%
Willis Towers Watson plc	20%
Accenture plc	5%
Arthur J. Gallagher & Co.	5%
Automatic Data Processing, Inc.	5%
Chubb Limited	5%
The Travelers Companies, Inc.	5%

Our adjusted EPS growth, assessed on a percentile basis using the weightings in the preceding table, was used in determining the multiplier for competitive financial performance. The following table shows the threshold, target and maximum multiplier based on percentile ranking.

Performance Level	Actual Performance	Multiplier
Maximum	75th percentile or higher	1.30x
Target	50th percentile	1.00x
Threshold	25th percentile or lower	0.70x

Note: Interpolation is used to determine the multiplier for a percentile ranking between threshold/target or target/maximum.

The Compensation Committee reviewed adjusted EPS growth for the 2016 fiscal year as reported by the Company and by our peer group in press releases for fourth quarter earnings, as well as an estimate of 2016 operating EPS growth for the S&P 500® as available from S&P Dow Jones Indices LLC. These publicly reported results were selected based on their availability and comparability.

In 2016, we achieved a 75th percentile ranking on a weighted basis, resulting in a 1.30x multiplier. This multiplier for competitive financial performance was applied to the sum of the bonus payout levels for 2016 Financial Performance and 2016 Strategic Performance for each named executive officer. Final results for the multiplier were reviewed by Pay Governance LLC, the Compensation Committee’s independent compensation consultant.

Qualitative Assessment

In addition to performance as measured against the previously described financial and strategic objectives, the Compensation Committee also assessed how these objectives were achieved and considered each senior executive’s current-year performance and bonus award vis-à-vis his or her prior-year performance and bonus award; compensation relative to peers at direct competitors; and his or her total direct compensation. The Compensation Committee believes that the exercise of discretion in making final bonus award decisions helps reward performance appropriately on a year-to-year basis and also on an internal equity basis among senior executives.

Using its assessment of the 2016 financial and strategic performance factors and the multiplier for competitive financial performance as its basis, the Compensation Committee exercised its discretion in the manner described above to determine the 2016 bonus award for each named executive officer.

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Executive Compensation (Continued)

Determination of 2016 Annual Bonuses

The actual annual bonuses paid to our named executive officers for 2016 were as follows.

Name	2016 Actual Bonus	2016 Target Bonus Award	2016 Bonus as a % of Target
Mr. Glaser	$4,100,000	$2,800,000	146%
Mr. McGivney	1,500,000	1,200,000	125%
Mr. Zaffino	3,250,000	2,250,000	144%
Mr. Portalatin	2,800,000	1,800,000	156%
Mr. Beshar	1,400,000	950,000	147%

When determining bonuses, the Compensation Committee considered our:

•	financial results against challenging growth targets;

•	double-digit growth in adjusted EPS, which led to the achievement of competitive financial performance at the 75th percentile of our peer group and the S&P 500®;

•	strong underlying revenue growth;

•	continued increase in adjusted operating margin; and

•	named executive officers’ achievements with respect to their strategic objectives.

The Compensation Committee believes that the bonus awards in the preceding table are aligned with our performance for 2016.

ANNUAL LTI COMPENSATION

The annual equity-based awards granted to our senior executives are determined by the Compensation Committee as part of its annual total compensation review. In determining the awards, the Compensation Committee considers the senior executive’s performance and his or her expected future contributions to the Company’s performance along with external market competitiveness, internal equity comparisons and the target LTI award set forth in the senior executive’s employment letter. Mr. Glaser also provides LTI award recommendations for senior executives other than himself.

The grant date fair values of the annual LTI awards granted to our named executive officers in February 2017 are shown in the following table. They are not reflected in the 2016 Summary Compensation Table on page 38 because the awards were made after the end of the 2016 fiscal year.

	Grant Date Fair Value of Annual LTI Awards Granted in 2017
Name	Stock Options	Performance Stock Units	Restricted Stock Units	Total
Mr. Glaser	$5,250,000	$2,625,000	$2,625,000	$10,500,000
Mr. McGivney	875,000	437,500	437,500	1,750,000
Mr. Zaffino	1,925,000	962,500	962,500	3,850,000
Mr. Portalatin	1,325,000	662,500	662,500	2,650,000
Mr. Beshar	1,125,000	562,500	562,500	2,250,000

Separately, in June 2016, Mr. Zaffino was granted a special RSU award with a grant date fair value of $1 million in order to recognize his increased responsibilities as Chairman of the Risk and Insurance Services segment. The RSU award is scheduled to vest in June 2019, subject to the terms and conditions of the award.

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Executive Compensation (Continued)

The value ultimately realized from these awards is contingent on the named executive officer’s continued service, except in certain circumstances such as retirement. The value also depends on the future performance of our stock price and, for PSU awards, achieving specific Company financial objectives. The terms and conditions of these awards are described in the narrative following the 2016 Grants of Plan-Based Awards Table on page 41.

Performance and Payout Levels for Our 2017 PSU Awards

The performance measure for the 2017 PSU awards, which represent 25% of the grant date fair value of the 2017 LTI compensation for our senior executives, is adjusted EPS growth as modified for executive compensation purposes.

The following table displays the payout (as a percentage of target) for maximum, target and threshold performance levels for the 2017 PSU awards. The Compensation Committee set the performance levels after a review of our financial strategy, a comprehensive analysis of the design of PSU awards at peer group companies and a broader review of historical EPS growth data for the S&P 500®.

Adjusted EPS as modified for executive compensation purposes is defined as GAAP earnings per share, adjusted for the impact of “noteworthy items” identified in Exhibit A and modified to exclude (i) the impact of currency exchange rate fluctuations, (ii) the variation between actual and budgeted results for Marsh & McLennan Risk Capital Holdings, Ltd. (the legal entity through which the Company owns interests in private equity funds and other investments), and (iii) the costs related to the early extinguishment of debt.

	Payout (as a % of Target)	2017 PSU Awards
Performance Level		Adjusted EPS Growth
Maximum	200%	≥12%
Target	100%	8%
Threshold	50%	4%
Below Threshold	0%	<4%

Note: Interpolation is used to determine the payout (as a percentage of target) for a performance result between threshold/target or target/maximum.

Performance Results for Our 2014 PSU Awards

PSU awards, which vest (if at all) after the completion of a three-year performance period, provide our senior executives with a strong incentive for achieving specific financial results that support our goal of creating long-term stockholder value. The performance measure for the 2014 PSU awards was core NOI growth measured on a three-year annualized growth rate basis.

“Core NOI growth” is the year-over-year change of consolidated net operating income calculated in accordance with GAAP, adjusted for “noteworthy items” identified in Exhibit A to this proxy statement, and adjusted further for the impact of acquisitions and dispositions and currency exchange rate fluctuations.

At the time of setting the target and determining the payouts at varying levels of performance for these awards, the Compensation Committee believed that achievement of 10% annualized core NOI growth was a challenging goal. Depending on our actual financial performance results, 0% to 200% of the number of PSUs granted is delivered in shares of our common stock.

	Payout (as a % of Target)	2014 PSU Awards
Performance Level		Core NOI Growth
Maximum	200%	≥13%
Target	100%	10%
Threshold	40%	4%
Below Threshold	0%	<4%

Note: Interpolation is used to determine the payout (as a percentage of target) for a performance result between threshold/target or target/maximum.

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Executive Compensation (Continued)

The following chart shows the threshold, target and maximum performance levels, with corresponding payouts as a percentage of target, for the 2014 PSU awards granted to our senior executives. The chart also shows our actual core NOI growth for the three-year performance period (2014-2016) applicable to the determination of the number of shares of our common stock earned for these awards.

⬛ Performance Level 🌑 Payout of 2014 PSU Award

The following table shows our annualized core NOI growth for the three-year performance period and the corresponding payout for our 2014 PSU awards as a percentage of target.

Core NOI Growth
2014	2015	2016	Annualized 2014-2016	Payout of 2014 PSU Award (as a % of Target)
12.0%	10.3%	9.6%	10.6%	120%

Benefit Plans and Other Programs

RETIREMENT AND DEFERRED COMPENSATION PLANS

We offer retirement plans, in which all of our executives are eligible to participate, to maintain a competitive compensation program. We maintain the Supplemental Savings & Investment Plan (“SSIP”), an unfunded nonqualified defined contribution retirement plan that is coordinated with our 401(k) Savings & Investment Plan. We also maintain a defined benefit retirement program in the U.S. consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan, the nonqualified Benefit Equalization Plan and the nonqualified Supplemental Retirement Plan. Effective January 1, 2017, we discontinued future accruals in the U.S. defined benefit retirement program and enhanced the Company match for the defined contribution retirement plans. We do not have individually-designed defined benefit arrangements for any named executive officer.

Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered. The features of our U.S. retirement program, including the present value of the accumulated pension benefits for our named executive officers as of the end of 2016, are presented in further detail in “Defined Benefit Retirement Program” on page 46. Additional information about the SSIP, including individual amounts deferred by our named executive officers, Company matching credits and earnings during 2016, as well as account balances as of the end of 2016, is presented in “Nonqualified Deferred Compensation Table” on page 48.

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Executive Compensation (Continued)

SEVERANCE ARRANGEMENTS

Severance payments and benefits for our senior executives are provided under our Senior Executive Severance Pay Plan, which provides for severance payments in the event of an involuntary termination of employment without cause (as defined in the plan) in an amount equal to the sum of the senior executive’s then-current base salary and average annual bonus award over the three prior years, plus an amount equal to a pro rata bonus for the year of termination.

While compensation decisions regarding our senior executives affect the potential payments under these arrangements, the existence of these severance arrangements did not affect the Compensation Committee’s decisions with respect to other elements of compensation for our named executive officers because these severance arrangements are contingent in nature and may never be triggered.

The terms of the Senior Executive Severance Pay Plan are discussed more fully in “Termination of Employment” on page 51. The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last business day of 2016, is presented in “Potential Payments Upon Termination or Change in Control” on page 49.

CHANGE-IN-CONTROL ARRANGEMENTS

Change-in-control payments and benefits are provided to our senior executives through our equity-based compensation plans and the Senior Executive Severance Pay Plan, as applicable. These arrangements are intended to retain our senior executives and provide continuity of management in the event of an actual or potential change in control of the Company. Consistent with this objective, the terms of our equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a subsequent specified termination of employment for vesting to be accelerated. The Senior Executive Severance Pay Plan also includes a “double-trigger” change-in-control provision rather than providing severance payments solely on the basis of a change in control of the Company. We believe that requiring a “double trigger,” rather than providing severance payments (and accelerated vesting of equity-based awards) solely on the basis of a change in control, is more consistent with the purpose of encouraging the continued employment of our senior executives following a change in control of the Company.

We do not provide change-in-control golden parachute excise tax payments, reimbursements or “gross ups” to any of our senior executives under any plan or arrangement.

The amount of the estimated payments and benefits payable to our named executive officers, assuming a change in control of the Company and subsequent specified termination of employment as of the last business day of 2016, is presented in “Potential Payments Upon Termination or Change in Control” on page 49.

OTHER BENEFITS AND PERQUISITES

Our senior executives are eligible to participate in our health and welfare benefit programs on the same basis as our other eligible employees. We also provide certain perquisites and other personal benefits to our senior executives. In general, the perquisites or other personal benefits provided to our senior executives include (i) the cost of financial counseling and certain income tax return preparation and (ii) from time to time, the relocation costs associated with hiring a newly recruited or promoted senior executive.

In addition, the Compensation Committee has determined to provide Mr. Glaser access to a car and driver for business and commuting purposes and to corporate aircraft, in which we maintain fractional interests, for business and personal travel. Such personal air travel is limited to an amount not to exceed $130,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company.

The incremental cost of providing perquisites and other personal benefits during 2016 to our named executive officers is presented in the footnotes to the “All Other Compensation” column of the 2016 Summary Compensation Table on page 38. The imputed income attributable to Mr. Glaser’s personal use of corporate aircraft and a car service for commuting was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          33

Executive Compensation (Continued)

Risk and Reward Features of Executive Compensation Program

The Compensation Committee strives to maintain an appropriate balance between risk and reward in support of our overall business strategy. Our executive compensation principles, policies and practices are designed to encourage an appropriate level of risk-taking but not to encourage our senior executives to take excessive or unnecessary risks. To achieve this balance, we maintain the following policies and practices:

Feature	Description
Balanced Total Compensation Approach	The mix of base salary, annual bonus opportunity and LTI awards appropriately balances the shorter-term and longer-term aspects of each senior executive’s responsibilities and performance, without undue emphasis on any single element of compensation.
Performance-Based Annual Bonus Program	Awards to senior executives are made based on both financial performance measures, which relate to fiscal-year performance, and strategic performance objectives, which may relate to longer-term and qualitative objectives. We have also incorporated a relative financial measure based on EPS growth into the assessment of our financial performance. All bonus decisions for our senior executives are made by the Compensation Committee. Bonuses are individually determined and are limited to a maximum of 200% of pre-established target levels. We do not guarantee annual bonuses for our senior executives, except in special situations such as the initial bonus award after a senior executive’s hire if the guarantee is deemed necessary to attract a candidate to join the Company.
Stockholder-Focused LTI Program

Equity-based awards to our senior executives are granted annually on a discretionary basis by the Compensation Committee taking into consideration each individual’s past performance and expected future contributions. Awards are made in a combination of stock options, RSU awards and PSU awards to align the financial interests of our senior executives with maximizing our return to stockholders. PSU awards are earned based on our achievement against financial performance objectives, as determined by the Compensation Committee, over a three-year performance period.

All equity-based awards are subject to multi-year vesting requirements or performance periods with complete forfeiture of unvested awards upon a voluntary termination of employment by a senior executive (other than by reason of retirement) or termination of employment for cause. None of our equity-based awards are scheduled to begin vesting before one year following their grant. In addition, the terms of all outstanding and unvested equity-based awards contain a “double-trigger” vesting provision in the event of a change in control of the Company. We do not provide change-in-control “golden parachute” excise tax payments or reimbursements to any of our senior executives under any plan or arrangement.

Executive Stock Ownership Guidelines	Our senior executives are required to acquire and hold shares or stock units of our common stock with an aggregate value at least equal to a specified multiple of their base salary. Our senior executives may not sell shares acquired in connection with the distribution of stock units or exercise of stock options until and unless the specified multiple of base salary is reached and maintained.
Prohibition Against Speculative Activities, Hedging or Pledging of Company Stock	We prohibit our employees, including our senior executives, from engaging in speculative or hedging activities (including short sales, purchases or sales of puts or calls and trading on a short-term basis) in our common stock. Our senior executives must obtain approval from our legal department before pledging our securities as collateral for a loan or for any other purpose.

34          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

Feature	Description
Compensation Recovery (“Clawback”) Policies	We may, to the extent permitted by applicable law, cancel or require reimbursement of any annual bonus awards received by a senior executive if and to the extent that: (i) the amount of the award was based on the achievement of specified consolidated, segment or operating company financial results, and we subsequently restate those financial results; (ii) in the Compensation Committee’s judgment, the senior executive engaged in intentional misconduct that contributed to the need for the restatement; and (iii) the senior executive’s award would have been lower if the financial results in question had been properly reported. In such case, we will seek to recover from the senior executive the amount by which the actual annual bonus award paid for the relevant period exceeded the amount that would have been paid based on the restated financial results. The policy provides that we will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed. Also, our 2011 Incentive and Stock Award Plan allows us to “claw back” outstanding or already-settled equity-based awards.
Severance Payments	Severance protections for our senior executives are set at a uniform level equal to his or her base salary and three-year average annual bonus award (a “1x multiple”). In addition, without stockholder approval, we will not enter into a severance agreement with a senior executive that provides for any cash severance payment that exceeds 2.99 times the sum of his or her base salary and three-year average annual bonus award.

In light of the above, and based on management’s annual review and analysis focused on the incentive compensation programs covering our general employee population, we believe our compensation policies and practices do not encourage excessive or inappropriate risk-taking and that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our senior executives that are intended to align the financial interests of our senior executives with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock. These guidelines are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of management’s commitment to long-term value creation. Our senior executives are required, over a five-year period, to acquire and hold shares or stock units of our common stock with an aggregate value at least equal to a specified multiple of their base salary. The current multiples for our named executive officers are as follows:

Named Executive Officer	Ownership Level (as a multiple of base salary)
CEO	6x
Other named executive officers	3x

As of February 28, 2017, all of our named executive officers satisfied their required ownership level under our stock ownership guidelines.

Additional information concerning our stock ownership guidelines is available on our website under:

http://www.mmc.com/about/SeniorExecutiveStockOwnershipGuidelines2014.pdf.

HOLDING REQUIREMENT FOR EQUITY-BASED AWARDS

Under our stock ownership guidelines, our senior executives are required to hold shares of our common stock acquired in connection with the distribution of stock units or exercise of stock options (net of any tax withholding and, in the case of stock options, the exercise price) until the required multiple of base salary is reached. In addition, our senior executives may not sell any shares of our common stock, however acquired, unless their ownership interest after such sale is at or above the required multiple of base salary stipulated under our stock ownership guidelines.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          35

Executive Compensation (Continued)

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code or satisfies the conditions of a different exemption from the deduction limit.

With respect to the incentive compensation paid to our senior executives for 2016, we sought to pay incentive compensation that was deductible for federal income tax purposes by paying our annual bonus awards and granting certain annual LTI awards to our named executive officers pursuant to a stockholder-approved plan that satisfied the requirements of the Section 162(m) “performance-based compensation” exemption. Under this plan, an annual incentive award pool was established based on our net operating income for the year. As permitted under the plan, the Compensation Committee could exercise its discretion to reduce (but not increase) the size of the amounts potentially payable to our named executive officers pursuant to the plan’s award formula.

Notwithstanding our efforts to maximize the tax deductibility of the incentive compensation paid to our senior executives, we may from time to time approve elements of compensation for certain senior executives that are not fully tax deductible, and we reserve the right to do so in appropriate circumstances. For example, a portion of Mr. Glaser’s 2016 base salary of $1,400,000 is not tax deductible.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code governing the provision of nonqualified deferred compensation to our service providers.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense relating to share-based payments (such as stock options, PSU awards and RSU awards) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based compensation element of our executive compensation program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. The Compensation Committee considers the potential impact of FASB ASC Topic 718 on any proposed change to the equity-based compensation element of our program.

Additional Considerations

This Compensation Discussion and Analysis includes statements regarding the use of various performance measures and related target levels in the limited context of our executive compensation program. These target levels are not intended to be statements of management’s expectations of our future financial results or other guidance. Investors should not apply these target levels in any other context.

36          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables and related narratives. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Steven A. Mills (Chair)	Deborah C. Hopkins
Oscar Fanjul	Morton O. Schapiro
H. Edward Hanway	R. David Yost

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          37

Executive Compensation (Continued)

Compensation of Executive Officers

2016 Summary Compensation Table

The following table provides information regarding the compensation of our President and Chief Executive Officer, Chief Financial Officer and our three other most highly-compensated executive officers who were executive officers as of December 31, 2016.

Name & Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($) (6)
Daniel S. Glaser	2016	1,400,000	—	4,800,052	4,800,001	4,100,000	473,344	176,543	15,749,939
President and CEO, Marsh & McLennan Companies, Inc.	2015	1,400,000	—	4,750,005	4,750,008	4,400,000	134,075	162,629	15,596,718
	2014	1,400,000	—	4,425,024	4,425,005	3,900,000	585,224	171,386	14,906,638
Mark C. McGivney	2016	750,000	—	750,040	750,001	1,500,000	177,461	34,565	3,962,067
Chief Financial Officer, Marsh
& McLennan Companies, Inc.
Peter Zaffino	2016	1,000,000	—	2,750,027	1,750,011	3,250,000	317,428	41,906	9,109,372
Chairman of the Risk and Insurance Services segment and Chief Executive Officer of Marsh LLC	2015 2014	1,000,000 975,000	— —	1,700,084 1,625,088	1,700,002 1,625,005	3,350,000 3,100,000	4,024 441,893	42,644 45,707	7,796,754 7,812,694
Julio A. Portalatin	2016	900,000	—	1,200,042	1,200,009	2,800,000	249,608	37,768	6,387,427
President and Chief Executive Officer, Mercer Consulting Group Inc.	2015 2014	900,000 887,500	— —	1,125,091 1,050,048	1,125,007 1,050,003	2,850,000 2,600,000	118,735 235,938	37,969 37,156	6,156,802 5,860,645
Peter J. Beshar	2016	800,000	—	1,125,060	1,125,008	1,400,000	451,108	36,480	4,937,656
Executive Vice President and General Counsel, Marsh & McLennan Companies, Inc.	2015 2014	800,000 800,000	— —	1,125,091 1,100,064	1,125,007 1,100,004	1,400,000 1,400,000	— 516,204	35,582 36,136	4,485,680 4,952,408

(1)	On January 1, 2016, Mr. McGivney was appointed Chief Financial Officer. Only compensation for 2016 is shown because he was not a named executive officer in 2015 or 2014.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the awards for the years ended December 31, 2016, December 31, 2015 and December 31, 2014, respectively, computed in accordance with FASB ASC Topic 718. The amounts reported in the “Stock Awards” column represent both PSU and RSU awards. The grant date fair value of the PSU award granted in each of these years to each of the named executive officers is reported based on performance at the target level. As stated in the description of the PSU awards following the “Grants of Plan-Based Awards in 2016” table on page 41, the payout based on maximum performance is 200% of the target level, which, if achieved, would correspond to the values reported in the table below, holding constant the grant date fair value of the Company’s common stock. The assumptions used in calculating the amounts reported for awards granted in 2016 are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2017. The assumptions used in calculating the amounts reported for awards granted prior to 2016 are included in the footnote captioned “Stock Benefit Plans” to the Company’s audited financial statements for the relevant fiscal year, included in the Company’s Annual Reports on Form 10-K previously filed with the SEC. The amounts reported in these columns may differ slightly from the corresponding amounts shown in the “Grants of Plan-Based Awards in 2016” table on page 41 due to rounding to the nearest whole dollar as required by the SEC rules. In addition, the amounts reported in these columns differ slightly from the amounts disclosed in the “2016 and 2017 Annual Total Direct Compensation of Named Executive Officers” section (page 23) of the Compensation Discussion and Analysis due to rounding to the nearest whole share.

38          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

Name	Year	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Target Performance (100%) ($)	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Maximum Performance (200%) ($)
Mr. Glaser	2016	2,400,026	4,800,052
	2015	2,375,003	4,750,005
	2014	2,212,512	4,425,024
Mr. McGivney	2016	375,020	750,040
Mr. Zaffino	2016	875,009	1,750,018
	2015	850,042	1,700,084
	2014	812,544	1,625,088
Mr. Portalatin	2016	600,021	1,200,042
	2015	562,545	1,125,091
	2014	525,024	1,050,048
Mr. Beshar	2016	562,530	1,125,060
	2015	562,545	1,125,091
	2014	550,032	1,100,064

(3)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts received for annual bonus awards, as described in the “Annual Bonus” section (pages 26 to 30) of the Compensation Discussion and Analysis. The awards earned in respect of 2016 were determined by the Compensation Committee at its meeting on February 22, 2017 and were paid on February 28, 2017.
(4)	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase in the present value of the named executive officers’ benefits (both vested and unvested) under the tax-qualified Marsh & McLennan Companies Retirement Plan, the Company’s Benefit Equalization Plan and the Company’s Supplemental Retirement Plan. For 2016, the amount reported for each named executive officer reflects changes in age and service, the interest rate and the mortality assumption projecting longer life expectancies, and any change in base salary. The assumptions used in calculating the amounts reported are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2017. The Company’s retirement program is described in further detail in “Defined Benefit Retirement Program” on page 46. No named executive officer received preferential or above-market earnings on deferred compensation. The Company discontinued future accruals in the defined benefit retirement program effective December 31, 2016.
(5)	The following items are reported in the “All Other Compensation” column for the named executive officers in 2016:

ALL OTHER COMPENSATION

Name	Company Contributions to Defined Contribution Plans ($) (a)	Financial Planning and Income Tax Preparation ($) (b)	Personal Use of Corporate Aircraft ($) (c)	Personal Use of Car Service ($) (d)	Total ($)
Mr. Glaser	42,000	12,201	100,000	22,342	176,543
Mr. McGivney	22,500	12,065	0	0	34,565
Mr. Zaffino	30,000	11,906	0	0	41,906
Mr. Portalatin	27,000	10,768	0	0	37,768
Mr. Beshar	23,950	12,530	0	0	36,480

(a)	These amounts include the Company’s matching contributions under the Company’s 401(k) Savings & Investment Plan and Supplemental Savings and Investment Plan (SSIP) attributable to 2016. The Company’s 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in the “Nonqualified Deferred Compensation Table” section (page 48).
(b)	These amounts represent the cost to the Company of offering personal financial planning and tax preparation services to the named executive officers. The imputed income attributable to these services was taxable income to the named executive officer. The taxes associated with this income were not reimbursed or paid by the Company.
(c)	This amount represents the incremental cost to the Company of Mr. Glaser’s personal use of corporate aircraft in which the Company owns fractional interests. The incremental cost has been calculated by adding the incremental variable costs associated with personal flights on each of the aircraft (including hourly charges, taxes, passenger fees, international fees and catering). The imputed income attributable to his personal use of corporate aircraft was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.
(d)	This amount represents the cost to the Company of Mr. Glaser’s personal use of a car service for work/home travel. The imputed income attributable to his personal use of a car service was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.

(6)	The total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by the SEC rules.

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Executive Compensation (Continued)

EMPLOYMENT LETTERS

The Company has employment letters with each of the named executive officers that follow a common template, approved by the Compensation Committee, and include the following principal terms:

•	Base salary, target annual bonus and target annual long-term incentive (“LTI”) award, and applicable payment ranges. Actual annual bonus payments and annual LTI awards are based on factors described in the “Annual Bonus” section (pages 26 to 30) and “Annual LTI Compensation” section (page 30) of the Compensation Discussion and Analysis;

•	Participation in the Company’s Senior Executive Severance Pay Plan, as described in the “Severance Arrangements” section (page 33) of the Compensation Discussion and Analysis and the “Potential Payments Upon Termination or Change in Control” section (page 49); and

•	Noncompetition, nonsolicitation and confidentiality covenants in favor of the Company.

Mr. Glaser’s Employment Arrangements

Mr. Glaser’s current terms of employment as our President and Chief Executive Officer, as approved by the Compensation Committee, are as follows:

•	an annual base salary of $1,400,000;

•	an annual bonus with a target level of $2,800,000;

•	an annual LTI award with a target grant date fair value of $9,500,000;

•	continued participation in the Senior Executive Severance Pay Plan; and

•	access to a car and driver for business and commuting purposes and to the corporate aircraft, in which we maintain fractional interests, for business and personal travel (with such personal air travel limited to an amount not to exceed $130,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company).

In consideration for these arrangements, Mr. Glaser entered into noncompetition and nonsolicitation covenants in favor of the Company for the duration of his employment and for 24 months following his termination of employment.

In 2017, the Compensation Committee increased Mr. Glaser’s access to corporate aircraft for personal travel by $30,000 (to a maximum of $130,000) in aggregate incremental cost each calendar year, effective for 2017.

40          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

2016 Grants of Plan-Based Awards Table

The following table provides information on the grants of plan-based awards made to the named executive officers in 2016. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the target annual cash bonus opportunities in respect of 2016. The terms and conditions of these awards are described in the “Annual Bonus” section (pages 26 to 30) of the Compensation Discussion and Analysis. The remaining columns relate to plan-based equity-based awards granted in 2016 under the 2011 Incentive and Stock Award Plan. The equity-based awards consist of PSU awards, RSU awards and stock options with respect to shares of the Company’s common stock. The terms and conditions of these awards are described in the narrative following this table.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Closing Stock Price on Date of Grant ($/Sh) (6)	Grant Date Fair Value of Stock and Option Awards ($) (7)
(a)	(b) (1)	(c) (1)	(c)	(d) (2)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel S. Glaser			0	2,800,000	5,600,000
	2/22/2016	2/22/2016				0	41,867	83,734					2,400,026
	2/22/2016	2/22/2016							41,867				2,400,026
	2/22/2016	2/22/2016								415,225	57.325	57.550	4,800,001
Mark C. McGivney			0	1,200,000	2,500,000
	2/22/2016	2/22/2016				0	6,542	13,084					375,020
	2/22/2016	2/22/2016							6,542				375,020
	2/22/2016	2/22/2016								64,879	57.325	57.550	750,001
Peter Zaffino			0	2,250,000	4,500,000
	2/22/2016	2/22/2016				0	15,264	30,528					875,009
	2/22/2016	2/22/2016							15,264				875,009
	2/22/2016	2/22/2016								151,385	57.325	57.550	1,750,011
	6/1/2016	5/18/2016							15,162				1,000,010
Julio A. Portalatin			0	1,800,000	3,600,000
	2/22/2016	2/22/2016				0	10,467	20,934					600,021
	2/22/2016	2/22/2016							10,467				600,021
	2/22/2016	2/22/2016								103,807	57.325	57.550	1,200,009
Peter J. Beshar			0	950,000	1,900,000
	2/22/2016	2/22/2016				0	9,813	19,626					562,530
	2/22/2016	2/22/2016							9,813				562,530
	2/22/2016	2/22/2016								97,319	57.325	57.550	1,125,008

(1)	The equity-based awards granted on February 22, 2016 reported in this table were approved by the Compensation Committee at its meeting on the same date. The June 1, 2016 special RSU award granted to Mr. Zaffino was approved by the Compensation Committee at its meeting on May 18, 2016.
(2)	The actual annual cash bonuses awarded to the named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the 2016 Summary Compensation Table.
(3)	The amounts reported in columns (f), (g) and (h) reflect PSU awards granted on February 22, 2016. The terms and conditions of these awards are described in the narrative following this table.
(4)	The amounts reported in column (i) reflect the RSU awards granted on February 22, 2016 and the special RSU award granted on June 1, 2016. The terms and conditions of these awards are described in the narrative following this table.
(5)	The amounts reported in column (j) reflect nonqualified stock options granted on February 22, 2016. The terms and conditions of these awards are described in the narrative following this table.
(6)	The stock options granted on February 22, 2016 have an exercise price of $57.325 per share, equal to the average of the high and low trading prices of shares of the Company common stock on February 19, 2016, the trading date immediately preceding the date of grant. The closing market price of the Company’s common stock on the date of grant was $57.55 per share, which was higher than the stock option exercise price.
(7)	The grant date fair value reported for the PSU awards is based on payment at the target level.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          41

Executive Compensation (Continued)

STOCK OPTIONS

Stock options represent the right to purchase a specified number of shares of the Company’s common stock at a specified exercise price for a specified period of time. Stock options are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting and shortened exercisability in the event of death, disability and specified terminations of employment. The stock options granted to the named executive officers on February 22, 2016 are scheduled to vest on February 22, 2017, 2018, 2019 and 2020 and will expire no later than February 21, 2026. The stock options have an exercise price equal to the average of the high and low trading prices of shares of the Company’s common stock on the trading day immediately preceding the grant date.

RESTRICTED STOCK UNIT AWARDS

An RSU represents a promise to deliver a share of the Company’s common stock as soon as practicable after vesting. Annual awards of RSUs are scheduled to vest in three equal annual installments beginning on the 28th of the month in which the first anniversary of the grant date occurs, with full or pro rata vesting in the event of death, disability and specified terminations of employment. The RSU awards granted to the named executive officers on February 22, 2016 are scheduled to vest on February 28, 2017, 2018 and 2019. The special RSU award granted to Mr. Zaffino on June 1, 2016 is scheduled to vest in full on June 15, 2019. RSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested RSU. Dividend equivalents that relate to RSUs that do not vest or are forfeited also will be forfeited. Holders of RSU awards have no right to vote the shares of common stock subject to the award.

PERFORMANCE STOCK UNIT AWARDS

A PSU represents a promise to deliver, as soon as practicable after the end of the performance period, a number of shares of the Company’s common stock ranging from 0% to 200% of the number of PSUs granted, depending on the Company’s achievement of a financial performance objective as determined by the Compensation Committee over a three-year performance period. The performance measure is the Company’s adjusted EPS as modified for executive compensation purposes (as defined in the “Annual LTI Compensation” section on page 30 of the Compensation Discussion and Analysis) on a three-year annualized growth rate basis. The target adjusted EPS growth rate for the PSU awards was 13%. The PSU awards granted to the named executive officers on February 22, 2016 are scheduled to vest on February 28, 2019, with full or pro rata vesting in the event of death, disability and specified terminations of employment. PSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested PSU. Dividend equivalents that relate to PSU awards that do not vest or are forfeited also will be forfeited. Holders of PSU awards have no right to vote the shares of common stock subject to the award.

The treatment of these awards upon termination of employment or a change in control of the Company is described in further detail in “Potential Payments Upon Termination or Change in Control” on page 49.

42          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides certain information concerning equity-based awards held by the named executive officers as of December 31, 2016. All outstanding equity awards are with respect to shares of the Company’s common stock.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Daniel S. Glaser	2/23/2009	653,595	0	19.045	2/22/2019
	2/22/2010	618,557	0	22.705	2/21/2020
	2/21/2011	299,851	0	30.595	2/20/2021
	2/24/2012	413,908	0	31.885	2/23/2022
	2/25/2013	471,774	157,259	36.495	2/24/2023
	2/24/2014	229,037	229,038	48.000	2/23/2024
						2/24/2014	15,365	1,038,520
						2/24/2014			92,188	6,230,987
	2/23/2015	104,718	314,154	56.840	2/22/2025
						2/23/2015	27,856	1,882,787
						2/23/2015			83,568	5,648,361
	2/22/2016	0	415,225	57.325	2/21/2026
						2/22/2016	41,867	2,829,791
						2/22/2016			41,867	2,829,791
Mark C. McGivney	2/24/2012	5,174	0	31.885	2/23/2022
	2/25/2013	6,552	6,553	36.495	2/24/2023
	2/24/2014	9,058	9,058	48.000	2/23/2024
						2/24/2014	2,431	164,311
						2/24/2014			7,292	492,866
	2/23/2015	3,858	11,575	56.840	2/22/2025
						2/23/2015	4,106	277,525
						2/23/2015			6,158	416,219
	2/22/2016	0	64,879	57.325	2/21/2026
						2/22/2016	6,542	442,174
						2/22/2016			6,542	442,174
Peter Zaffino	2/21/2011	100,000	0	30.595	2/20/2021
	2/24/2012	248,345	0	31.885	2/23/2022
	2/25/2013	196,572	65,525	36.495	2/24/2023
	2/24/2014	84,110	84,110	48.000	2/23/2024
						2/24/2014	5,643	381,410
						2/24/2014			33,856	2,288,327
	2/23/2015	37,478	112,434	56.840	2/22/2025
						2/23/2015	9,970	673,872
						2/23/2015			29,910	2,021,617
	2/22/2016	0	151,385	57.325	2/21/2026
						2/22/2016	15,264	1,031,694
						2/22/2016			15,264	1,031,694
						6/1/2016	15,162	1,024,800
Julio A. Portalatin	2/24/2012	36,217	0	31.885	2/23/2022
	2/25/2013	120,968	40,323	36.495	2/24/2023
	2/24/2014	54,348	54,348	48.000	2/23/2024
						2/24/2014	3,646	246,433
						2/24/2014			21,876	1,478,599
	2/23/2015	24,801	74,406	56.840	2/22/2025
						2/23/2015	6,598	445,959
						2/23/2015			19,794	1,337,876
	2/22/2016	0	103,807	57.325	2/21/2026
						2/22/2016	10,467	707,465
						2/22/2016			10,467	707,465

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          43

Executive Compensation (Continued)

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Peter J. Beshar	2/26/2008	76,516	0	26.070	2/25/2018
	2/23/2009	285,948	0	19.045	2/22/2019
	2/22/2010	270,619	0	22.705	2/21/2020
	2/21/2011	149,926	0	30.595	2/20/2021
	2/24/2012	173,842	0	31.885	2/23/2022
	2/25/2013	127,016	42,339	36.495	2/24/2023
	2/24/2014	56,936	56,936	48.000	2/23/2024
						2/24/2014	3,820	258,194
						2/24/2014			22,918	1,549,028
	2/23/2015	24,801	74,406	56.840	2/22/2025
						2/23/2015	6,598	445,959
						2/23/2015			19,794	1,337,876
	2/22/2016	0	97,319	57.325	2/21/2026
						2/22/2016	9,813	663,261
						2/22/2016			9,813	663,261

(1)	Represents vested and unvested, non-performance contingent stock options and performance-contingent stock options that have met the applicable performance criteria. The unvested stock options ratably vest and become exercisable in 25% increments on the first four anniversaries of the grant date.
(2)	The following table provides the vesting schedule of the RSU awards that were not vested as of December 31, 2016.

Grant Date	Name of Executive	Vesting Schedule
2/24/2014	All	100% vesting on February 28, 2017
2/23/2015	All	50% vesting on each February 28, 2017 and 2018
2/22/2016	All	33 1⁄3% vesting on each February 28, 2017, 2018 and 2019
6/1/2016	Mr. Zaffino	100% vesting on June 15, 2019

(3)	Based on the closing price per share of the Company’s common stock on December 30, 2016 ($67.59), the last trading day of 2016.
(4)	Represents the number of shares to be received in respect of PSU awards assuming the achievement of maximum performance for the 2014 and 2015 PSU awards and target performance for the 2016 PSU award. The PSU awards granted in 2014 vested on February 28, 2017, and PSU awards granted in 2015 and 2016 will vest on February 28, 2018 and February 28, 2019, respectively, and will be paid in a number of shares of the Company’s common stock determined based on actual performance over the applicable three-year performance period. Our core NOI growth for the individual years 2014, 2015 and 2016, and adjusted EPS growth as modified for executive compensation purposes for 2015 and 2016, were determined by the Compensation Committee in the first quarter after the end of the year. As of December 31, 2016, performance was tracking at or above target payout level for the 2014 and 2015 PSU awards and between threshold and target for the 2016 PSU award. If the Company does not attain the maximum cumulative target for the 2014 or 2015 PSU awards or target performance for the 2016 PSU award over the applicable three-year performance period, the number of shares received by the named executive officers upon settlement will be lower. The number of deliverable shares will range from 0% to 200% of the number of PSUs granted. See the “Performance Results for Our 2014 PSU Awards” section (page 31) of the Compensation Discussion and Analysis and the narrative following the “2016 Grants of Plan-Based Awards Table” above with respect to the 2016 PSU awards granted to the named executive officers.

44          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

2016 Option Exercises and Stock Vested Table

The following table provides certain information concerning (i) stock options exercised by the named executive officers in 2016 and (ii) other stock awards held by the named executive officers that vested or were earned in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Daniel S. Glaser	100,000	3,862,110	143,282	8,285,282
Mark C. McGivney	0	0	15,468	894,437
Peter Zaffino	359,205	13,693,345	58,126	3,361,136
Julio A. Portalatin	108,651	3,054,723	36,174	2,091,762
Peter J. Beshar	110,157	4,070,630	37,810	2,186,363

(1)	Based on the difference between the market price of the underlying shares of the Company’s common stock on the date of exercise and the exercise price of the stock options.
(2)	Includes distribution of shares of the Company’s common stock in connection with 2013 PSU awards that vested in 2016 and paid out at 180% of target based on Company performance (Mr. Glaser—96,178 PSUs, Mr. McGivney—8,016 PSUs, Mr. Zaffino—40,076 PSUs; Mr. Portalatin – 24,662 PSUs and Mr. Beshar—25,895 PSUs).
(3)	Based on the average of the high and low trading prices of a share of the Company’s common stock on the trading date immediately preceding the award vesting date.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          45

Executive Compensation (Continued)

Defined Benefit Retirement Program

The Company maintains a defined benefit retirement program in the United States consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan, the nonqualified Benefit Equalization Plan and the nonqualified Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to employees who are not subject to such limitations. The Supplemental Retirement Plan provides for an enhanced benefit for a select group of highly compensated employees. All of the named executive officers participate in the United States defined benefit retirement program. The Company discontinued future accruals in the United States defined benefit retirement program effective December 31, 2016.

For participants who are eligible for these plans, annual benefits payable at age 65 in the form of a single-life annuity are determined generally by the following formula:

•	2.0% of eligible salary for each of the first 25 years of eligible benefit service; plus

•	1.6% of eligible salary for each of the next five years of eligible benefit service; plus

•	1.0% of eligible salary for each year of eligible benefit service over 30 years.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Participants who are at least age 65 are eligible for normal retirement benefits and participants who have attained five years of vesting service and are at least age 55 are eligible for early retirement benefits. Of the named executive officers, Mr. Glaser and Mr. Beshar are eligible for an early retirement benefit. Benefits under the retirement program vest upon the earliest of (i) a participant’s attainment of five years of vesting service, (ii) attainment of age 65 or (iii) a change in control of the Company. All of the named executive officers currently have a vested benefit under the retirement program.

The present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2016, as well as other information about each of our defined benefit pension plans, is reported in the table below. Assumptions used in the calculation of these amounts, other than retirement age, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2017. The assumed retirement age used for purposes of this table is 65 years for all named executives. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. The Company’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. The Company is not required to, and does not, fund any of its obligations to the named executive officers under any of its nonqualified defined benefit retirement plans.

46          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

Pension Benefits Table for 2016

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Daniel S. Glaser (3)	Qualified Retirement Plan	19.0	390,349
	Benefit Equalization Plan	19.0	1,175,872
	Supplemental Retirement Plan	19.0	395,991
	Total		1,962,212	0
Mark C. McGivney	Qualified Retirement Plan	9.7	236,688
	Benefit Equalization Plan	9.7	235,400
	Supplemental Retirement Plan	9.7	99,166
	Total		571,254	0
Peter Zaffino	Qualified Retirement Plan	15.3	358,372
	Benefit Equalization Plan	15.3	729,685
	Supplemental Retirement Plan	15.3	256,995
	Total		1,345,052	0
Julio A. Portalatin	Qualified Retirement Plan	4.9	181,687
	Benefit Equalization Plan	4.9	453,529
	Supplemental Retirement Plan	4.9	157,871
	Total		793,087	0
Peter J. Beshar (3)	Qualified Retirement Plan	12.2	371,036
	Benefit Equalization Plan	12.2	902,804
	Supplemental Retirement Plan	12.2	317,889
	Total		1,591,728	0

(1)	Represents years of benefit accrual service as of December 31, 2016. Mr. Glaser’s 19.0 years of service includes 9.9 years of service for his prior period of service with Marsh from July 1982 through May 1992.
(2)	Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years for all of the named executive officers, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2017. The U.S. Retirement Program provides a survivor benefit, in the form of a monthly annuity, to a qualifying spouse or domestic partner upon the death of a vested participant. The present value of this survivor benefit in the event of death on December 31, 2016 was $1,698,158 for Mr. Glaser, $268,733 for Mr. McGivney, $603,938 for Mr. Zaffino and $1,410,682 for Mr. Beshar. The survivor benefit was not applicable to Mr. Portalatin since he did not have a vested accrued benefit under the United States defined benefit retirement program as of December 31, 2016. The total amounts reported in this column may not equal the sum of amounts reflected due to rounding to the nearest whole dollar as required by the SEC rules.
(3)	Mr. Glaser and Mr. Beshar are eligible for an early retirement benefit. Their early retirement benefits are separately quantified in the table included in the “Potential Payments Upon Termination or Change in Control” section (page 49).

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          47

Executive Compensation (Continued)

Nonqualified Deferred Compensation Table

The Company maintains the Supplemental Savings & Investment Plan (the “SSIP”), a nonqualified deferred compensation plan that coordinates with the Company’s 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan. Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Company’s 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives. These alternatives consist of a variety of mutual funds and units of the Company’s common stock. Participants in the SSIP may change their investment elections at any time, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in units of the Company’s common stock, that amount cannot be reallocated to any other notional investment. After a participant completes one year of service with the Company, the Company provides matching credits at the same rate as the Company’s 401(k) Savings & Investment Plan. Participants are not permitted to make withdrawals from their accounts while they are employed by the Company. Participants are generally entitled to payment of their accounts following retirement, death or disability in a lump sum or annual installments over 2 to 15 years. All of the named executive officers are eligible to participate in the SSIP.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daniel S. Glaser	69,600	34,667	53,064	0	823,577
Mark C. McGivney	29,571	14,750	24,413	0	307,320
Peter Zaffino	46,500	23,083	38,911	0	525,463
Julio A. Portalatin	40,909	20,250	23,893	0	264,111
Peter J. Beshar	32,100	16,050	168,320	0	981,046

(1)	Amounts reported in this column are also reported in the “All Other Compensation” column in the 2016 Summary Compensation Table on page 38.
(2)	Aggregate earnings are based upon the performance of a variety of mutual funds and shares of the Company’s common stock. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the 2016 Summary Compensation Table on page 38.

48          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits to be provided to the named executive officers in the event of the specified terminations of employment, including following a change in control of the Company. In accordance with SEC rules, this table assumes that the relevant triggering event occurred on December 30, 2016, the last business day of the last completed fiscal year, and that the market price of the Company’s common stock was the closing stock price as of December 30, 2016 ($67.59 per share), the last trading day of 2016.

The employment letter for each named executive officer provides that he will participate in the Company’s Senior Executive Severance Pay Plan. In general, the Senior Executive Severance Pay Plan provides for cash severance in the event of an involuntary termination of employment without “cause” (as described below) or, within the two-year period following a change in control of the Company, either by the successor entity without cause or by the participant for a termination of employment for “good reason” (as described in “Termination of Employment” below). In addition, each such named executive officer is eligible for specified benefits upon death or “disability” (as described in “Termination of Employment” below).

Cash severance under the Senior Executive Severance Pay Plan is paid in a lump sum equal to:

•	one times annual base salary;

•	one times the average of the annual bonuses paid to the participant for each of the three prior calendar years; and

•	a pro rata bonus for the year of termination.

The Senior Executive Severance Pay Plan also provides 12 months of outplacement services and continued medical and dental coverage for 12 months at active employee rates. Severance payments and benefits are conditioned on a participant having executed a waiver and release of claims (including restrictive covenants). The cash severance amounts included in the following table reflect the employment arrangements in effect on December 30, 2016.

The terms and conditions of equity-based awards provide for full or pro rata vesting in the event of death, disability and specified terminations of employment.

As of December 31, 2016, none of the named executive officers, except Mr. Glaser and Mr. Beshar, were eligible to commence benefit payments under the Company’s defined benefit retirement program upon an early or normal retirement.

Name	Termination Reason	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (3) (4) (5)	Total ($) (6)
Daniel S. Glaser	Involuntary termination without cause	9,516,667	9,171,760	17,016,264	356,817	18,034	36,079,542
	Involuntary termination without cause or termination for good reason following a change in control	8,216,667	16,435,860	17,016,264	519,236	18,034	42,206,061
	Death	2,800,000	16,435,860	17,016,264	519,236	0	36,771,361
	Disability	2,800,000	15,871,011	17,016,264	500,851	0	36,188,125
	Early Retirement	0	8,670,513	17,016,264	332,420	0	26,019,197
Mark C. McGivney	Involuntary termination without cause	3,333,333	963,022	0	35,413	19,405	4,351,174
	Involuntary termination without cause or termination for good reason following a change in control	3,033,333	1,928,208	1,171,626	55,025	19,405	6,207,598
	Death	1,200,000	1,928,208	1,171,626	55,025	0	4,354,859
	Disability	1,200,000	1,886,572	1,171,626	53,670	0	4,311,869
Peter Zaffino	Involuntary termination without cause	7,400,000	3,536,376	0	132,126	18,034	11,086,536
	Involuntary termination without cause or termination for good reason following a change in control	6,400,000	6,994,754	6,447,848	199,119	18,034	20,059,754
	Death	2,250,000	6,994,754	6,447,848	199,119	0	15,891,721
	Disability	2,250,000	6,792,592	6,447,848	192,538	0	15,682,979
Julio A. Portalatin	Involuntary termination without cause	6,316,667	2,195,932	0	84,946	14,134	8,611,678
	Involuntary termination without cause or termination for good reason following a change in control	5,316,667	3,969,832	4,183,965	124,194	14,134	13,608,791
	Death	1,800,000	3,969,832	4,183,965	124,194	0	10,077,990
	Disability	1,800,000	3,836,003	4,183,965	119,838	0	9,939,806

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          49

Executive Compensation (Continued)

Name	Termination Reason	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (3) (4) (5)	Total ($) (6)
Peter J. Beshar	Involuntary termination without cause	3,600,000	2,226,415	4,230,752	87,311	8,474	10,152,951
	Involuntary termination without cause or termination for good reason following a change in control	3,150,000	3,941,376	4,230,752	125,817	8,474	11,456,419
	Death	950,000	3,941,376	4,230,752	125,817	0	9,247,945
	Disability	950,000	3,807,548	4,230,752	121,461	0	9,109,761
	Early Retirement	0	2,101,779	4,230,752	81,245	0	6,413,776

(1)	The following table sets forth the calculation of amounts shown in the “Total Cash Payment” column of the table above. For purposes of this calculation, because this table assumes that termination of employment occurs at year-end, the amount shown in the “Pro Rata Bonus” column of the table below is equal to the individual’s actual or target bonus for the entire year.

Name	Termination Reason	Base Salary ($)	Average Bonus ($)	Total ($)	Severance Multiplier	Total Severance ($) (a)	Pro Rata Bonus ($) (b)	Total Cash Payment ($) (c)
Mr. Glaser	Involuntary termination without cause	1,400,000	4,016,667	5,416,667	1	5,416,667	4,100,000	9,516,667
	Involuntary termination without cause or termination for good reason following a change in control	1,400,000	4,016,667	5,416,667	1	5,416,667	2,800,000	8,216,667
	Death	N/A	N/A	N/A	0	0	2,800,000	2,800,000
	Disability	N/A	N/A	N/A	0	0	2,800,000	2,800,000
	Early Retirement	N/A	N/A	N/A	0	0	0	0
Mr. McGivney	Involuntary termination without cause	750,000	1,083,333	1,833,333	1	1,833,333	1,500,000	3,333,333
	Involuntary termination without cause or termination for good reason following a change in control	750,000	1,083,333	1,833,333	1	1,833,333	1,200,000	3,033,333
	Death	N/A	N/A	N/A	0	0	1,200,000	1,200,000
	Disability	N/A	N/A	N/A	0	0	1,200,000	1,200,000
Mr. Zaffino	Involuntary termination without cause	1,000,000	3,150,000	4,150,000	1	4,150,000	3,250,000	7,400,000
	Involuntary termination without cause or termination for good reason following a change in control	1,000,000	3,150,000	4,150,000	1	4,150,000	2,250,000	6,400,000
	Death	N/A	N/A	N/A	0	0	2,250,000	2,250,000
	Disability	N/A	N/A	N/A	0	0	2,250,000	2,250,000
Mr. Portalatin	Involuntary termination without cause	900,000	2,616,667	3,516,667	1	3,516,667	2,800,000	6,316,667
	Involuntary termination without cause or termination for good reason following a change in control	900,000	2,616,667	3,516,667	1	3,516,667	1,800,000	5,316,667
	Death	N/A	N/A	N/A	0	0	1,800,000	1,800,000
	Disability	N/A	N/A	N/A	0	0	1,800,000	1,800,000
Mr. Beshar	Involuntary termination without cause	800,000	1,400,000	2,200,000	1	2,200,000	1,400,000	3,600,000
	Involuntary termination without cause or termination for good reason following a change in control	800,000	1,400,000	2,200,000	1	2,200,000	950,000	3,150,000
	Death	N/A	N/A	N/A	0	0	950,000	950,000
	Disability	N/A	N/A	N/A	0	0	950,000	950,000
	Early Retirement	N/A	N/A	N/A	0	0	0	0

(a)	Reflects amounts payable by the Company in the form of a lump sum as soon as practicable following termination of employment, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.
(b)	“Pro Rata Bonus” amounts, if any, are payable by the Company at the same time as annual bonuses for the applicable year are paid to the Company’s senior executives generally, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.
(c)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

(2)	Reflects equity-based awards, with respect to the Company’s common stock, outstanding as of December 31, 2016. The values for 2014, 2015 and 2016 PSU awards depend on the termination reason. For certain events such as retirement, the values are based on results as determined by the Compensation Committee and target performance for the remaining years of the award period for each award. For events in which the vesting of equity-based awards accelerates, such as death, the values are based on performance for abbreviated award periods.
(3)	Each of the named executive officers is eligible to continue receiving Company-sponsored health insurance for 12 months following certain terminations of employment. To receive such benefits, a named executive officer is required to contribute at the same level as similarly situated active employees. Each of the named executive officers is eligible to receive outplacement services for a period of 12 months.
(4)	The amounts reported in this column, where applicable, include the Company’s 401(k) Savings & Investment Plan matching contributions made by the Company that would vest in the event of death or permanent disability (as defined the Company’s Long-Term Disability Plan).
(5)	Mr. Glaser and Mr. Beshar are eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section (page 46). If Mr. Glaser and Mr. Beshar had retired from the Company effective December 31, 2016, the present value of their accumulated pension benefits would have been $1,953,259 and $1,552,158, respectively. In addition, Mr. Glaser and Mr. Beshar would have been entitled to payment of their account balances under the Company’s 401(k) Savings & Investment Plan and the SSIP. These amounts are not reflected in the total set forth in this column.
(6)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

50          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Executive Compensation (Continued)

TERMINATION OF EMPLOYMENT

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment payments and benefits under the terms of the Company’s applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to eligible employees upon termination of employment, including:

•	base salary through the date of termination and accrued but unused vacation time;

•	post-employment group medical benefit continuation at the employee’s cost;

•	welfare benefits provided to eligible U.S. retirees;

•	distributions of defined benefit plan benefits, whether or not tax-qualified (our U.S. defined benefit retirement program is described in the “Defined Benefit Retirement Program” section (page 46));

•	distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in the “Nonqualified Deferred Compensation Table” section (page 48)); and

•	vested benefits.

The Senior Executive Severance Pay Plan defines “cause” as a participant’s: (i) willful failure to substantially perform the duties consistent with his or her position which is not remedied within 10 days after receipt of written notice from the Company specifying such failure; (ii) willful violation of any written Company policy, including, but not limited to, the Company’s Code of Business Conduct & Ethics; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs; (v) gross negligence or willful misconduct which results in, or could reasonably be expected to result in, a material loss to the Company or material damage to the reputation of the Company; or (vi) violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement or material breach of fiduciary duty against the Company.

The Senior Executive Severance Pay Plan defines “good reason” as: (i) a material reduction in the participant’s base salary; (ii) a material reduction in the participant’s annual incentive opportunity (including a material adverse change in the method of calculating the participant’s annual incentive); (iii) a material diminution of the participant’s duties, responsibilities or authority; or (iv) a relocation of more than 50 miles from the participant’s office location in effect immediately prior to the change in control of the Company. This definition of “good reason” only applies during the 24-month period following a change in control of the Company.

The employment letter for each named executive officer defines “permanent disability” as occurring when it is determined (by the Company’s disability carrier for the primary long-term disability plan or program applicable to the named executive officer because of his or her employment with the Company) that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

CHANGE IN CONTROL

As described in the “Change-in-Control Arrangements” section (page 33), the terms of our outstanding and unvested equity-based awards contain a “double-trigger” change-in-control vesting provision, which requires a change in control of the Company followed by a specified termination of employment for accelerated vesting to occur. Under the double-trigger provision, a change in control of the Company by itself would not cause an employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would continue pursuant to the award’s original vesting schedule unless, in addition to the change in control, the employee’s employment terminates without “cause” or for “good reason” during the 24 months following the change in control.

The change-in-control provisions included in our Senior Executive Severance Pay Plan also require both “double-trigger” events to occur for benefits to be provided.

We do not provide change-in-control excise tax reimbursements to any of our senior executives under any plan or arrangement.

Cash severance payments are not eligible for any tax reimbursement benefit.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          51

Executive Compensation (Continued)

We use the same definition of “change in control” in the equity incentive plans and the Senior Executive Severance Pay Plan.

The definitions of “cause” and “good reason” in equity-based awards for the named executive officers are similar to those described above in “Termination of Employment.”

RESTRICTIVE COVENANTS

Each of the named executive officers is subject to nonsolicitation covenants that prohibit the executive from:

•	soliciting any customer or client with respect to a competitive activity; and

•	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers is also subject to noncompetition covenants that prohibit the executive from engaging in a competitive activity.

For Mr. Glaser, the noncompetition and nonsolicitation period ends 24 months after the date of termination of employment. For the other named executive officers, this period ends 12 months after the date of termination of employment.

In addition, at all times prior to and following termination of employment, the named executive officers are subject to a perpetual confidentiality covenant.

52          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Audit

Item 4 — Ratification of Selection of Independent Registered Public

Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year, subject to stockholder ratification. Deloitte & Touche was first retained as the independent registered accounting firm of the Company in 1989. The Audit Committee is responsible for reviewing and approving the compensation of Deloitte & Touche in connection with the annual appointment process. As part of its regular process, the Audit Committee annually reviews and approves the leadership, composition and organization of the external audit team. The Audit Committee also periodically considers the rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and its chairman are directly involved in the review and approval of Deloitte & Touche’s lead audit partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

Deloitte & Touche will audit our consolidated financial statements for fiscal year 2017 and perform other services. Deloitte & Touche acted as the Company’s independent registered public accounting firm for the year ended December 31, 2016. A Deloitte & Touche representative will be present at the 2017 annual meeting of stockholders and will have an opportunity to make a statement and to answer your questions.

Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different auditor at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote FOR this proposal.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2016 and 2015, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)
	2016	2015
Audit Fees	$19,387	$21,847

Includes audits of the effectiveness of the Company’s internal control over financial reporting at December 31, 2016 and 2015, audits of consolidated financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.

Audit-Related Fees	2,593	3,086
Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.
Tax Fees	3,004	3,086
Includes tax compliance and other services not related to the audit.
All Other Fees	55	131
Includes consulting fees related to outsourcing projects.
Total	$25,039	$28,150

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to the Company’s commitment to auditor independence and compliance with relevant laws, regulations and guidelines relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          53

Audit (Continued)

services contemplated, is pre-approved as part of the annual Audit Committee budget approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee chair, or, if he is not available, any other member of the Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. Any such approvals are reported to the Audit Committee at its next meeting. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The Committee reviews the suitability of the pre-approval policy at least annually.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of the five directors named below. Each member of the Committee is independent as required by the Company, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the Board of Directors.

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on our internal control over financial reporting as of the end of our fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

During 2016, the Audit Committee executed its oversight function through a series of meetings and teleconferences with management and Deloitte & Touche. The Audit Committee also reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements as of and for the year ended December 31, 2016, as well as matters related to internal control over financial reporting and the processes that support the Company’s reporting of financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (formerly AS No. 16) (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X. The Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s annual report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC. The Committee has also selected Deloitte & Touche as the Company’s independent registered public accounting firm for 2017. The Board of Directors concurred with that selection and has recommended this selection to the Company’s stockholders for ratification.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Marc D. Oken (Chair)	Bruce P. Nolop
Anthony K. Anderson	Lloyd M. Yates
Elaine La Roche

54          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Stockholder Proposal

Item 5 — Stockholder Proposal: Holy Land Principles

Holy Land Principles, Inc., Capitol Hill, P.O. Box 15128, Washington, D.C., 20003-0849, the beneficial owner of 54 shares of Marsh & McLennan Companies common stock, has notified the Company that it intends to present the following proposal at the annual meeting:

HOLY LAND PRINCIPLES MARSH & McLENNAN RESOLUTION

WHEREAS, Marsh & McLennan has operations in Palestine/Israel;

WHEREAS, achieving a lasting peace in the Holy Land -- with security for Israel and justice for Palestinians -- encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Israel/Palestine.

These are:

1. Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.

2. Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.

3. Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

4. Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.

5. Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.

6. Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.

7. Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.

8. Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

SUPPORTING STATEMENT

The proponent believes that MARSH & McLENNAN benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles -- which are pro-Jewish, pro-Palestinian and pro-company -- will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          55

Stockholder Proposal (Continued)

The Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

•	We are committed to maintaining an inclusive, equal opportunity work environment.

•	We have existing policies in place that promote equal opportunity in our employment practices, diversity and inclusion and respect in the workplace.

•	Our policies appropriately address the concerns of the proposal.

Our Code of Conduct, The Greater Good, outlines the standards of conduct that apply to all of our employees globally. It sets forth our commitment to maintaining an inclusive, equal opportunity work environment that respects the dignity of all colleagues and business partners regardless of background and personal characteristics.

This commitment is carried forward in our formal employment policies and practices, which support the hiring and retention of talented individuals who will help the Company foster a diverse and inclusive working environment. Our policies expressly state that we will provide equal employment opportunities to all employees and applicants for employment without regard to race, color, religion, creed, sex, national origin, age, marital status, sexual orientation, gender identity, citizenship, real or perceived disability, genetic predisposition, genetic information, status as a “protected veteran” or any other protected category in accordance with applicable federal, state or local laws. Additionally, our Diversity & Inclusion Center of Expertise within our Human Resources department is committed to fostering an inclusive culture that supports world class talent and a work environment of mutual respect: one where all colleagues know they have an opportunity to contribute, grow and succeed.

Our policies also provide that we will comply with all applicable laws, regulations and ordinances governing non-discrimination in employment in every location in which we have facilities or employees. This applies to all terms and conditions of employment including, but not limited to, recruitment, selection, hiring, placement, promotion, discipline, termination, layoff, recall, transfer, leave of absence, compensation, benefits and training.

We believe that our policies and practices address the concerns raised by the proposal, as evidenced by the recognition we regularly receive in this area. For nine consecutive years, we have achieved a perfect score for workplace equality on the Human Rights Campaign Foundation’s Corporate Equality Index. We were named to Forbes’ list of America’s Best Employers 2016 and have been recognized by The Economist’s Global Diversity List for individuals and companies demonstrating a concrete commitment to diversity.

56          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Additional Information

Stock Ownership of Directors, Management and Certain Beneficial Owners

The following table reflects the number of shares of our common stock beneficially owned by each director and each named executive officer (as defined in the Compensation Discussion and Analysis section beginning on page 21). The table also shows the number of shares beneficially owned by all directors and executive officers of the Company as a group. These common stock holdings are as of February 28, 2017, except with respect to interests in the Company’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of December 31, 2016. The table also includes the number of shares of common stock beneficially owned by persons known to the Company to own more than five percent of our outstanding shares.

	Amount and Nature of Beneficial Ownership (1)
Name	Sole Voting and Investment Power	Other than Sole Voting and Investment Power (2)	Total
Anthony K. Anderson (3)	1,000	—	1,000
Peter J. Beshar	144,882	1,303,068	1,447,950
Oscar Fanjul	76,961	—	76,961
Daniel S. Glaser	323,155	3,349,446	3,672,601
H. Edward Hanway	22,168	—	22,168
Deborah C. Hopkins (4)	—	—	—
Elaine La Roche	11,914	2,823	14,737
Mark C. McGivney	28,665	68,194	96,859
Steven A. Mills	27,875	—	27,875
Bruce P. Nolop	32,078	—	32,078
Marc D. Oken	38,055	10,000	48,055
Julio A. Portalatin	61,583	373,913	435,496
Morton O. Schapiro	6,720	56,271	62,991
Lloyd M. Yates	24,585	—	24,585
R. David Yost	18,759	18,641	37,400
Peter Zaffino	161,338	663,170	824,508
All directors and executive officers as a group (5)	1,086,640	6,422,373	7,509,013

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          57

Additional Information (Continued)

Name	Aggregate Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2016
Wellington Management Group LLP (6) 280 Congress Street Boston, MA 02210	43,839,245	8.50%
T. Rowe Price Associates, Inc. (7) 100 E. Pratt Street Baltimore, MD 21202	42,628,368	8.20%
BlackRock, Inc. (8) 55 East 52nd Street New York, NY 10055	32,533,021	7.30%
The Vanguard Group (9) 100 Vanguard Blvd. Malvern, PA 19355	32,955,538	6.39%

(1)	No director or named executive officer beneficially owned more than 1% of the Company’s outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 1.46% of the Company’s outstanding common stock.
(2)	This column includes shares of the Company’s common stock: (i) held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed or (ii) that represent the individual’s interests in the Company’s 401(k) Savings & Investment Plan.

This column also includes:

•	Marsh & McLennan Companies common stock or stock units subject to issuance in the future with respect to the Directors’ Stock Compensation Plan or the Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Beshar, 17,526 shares; Mr. Glaser, 77,704 shares; Ms. La Roche, 2,823 shares; Mr. McGivney, 12,393 shares; Mr. Portalatin, 19,329 shares; Mr. Schapiro, 56,271 shares; Mr. Yost, 18,641 shares; Mr. Zaffino, 43,473 shares; and all directors and executive officers as a group, 290,363 shares; and

•	Shares of Marsh & McLennan Companies common stock which may be acquired on or before April 30, 2017 through the exercise of stock options as follows: Mr. Beshar, stock options totaling 1,285,542 shares; Mr. Glaser, stock options totaling 3,271,742 shares; Mr. McGivney, stock options totaling 55,801 shares; Mr. Portalatin, stock options totaling 354,584 shares; Mr. Zaffino, stock options totaling 599,409 shares; and all directors and executive officers as a group, stock options totaling 6,101,108 shares.

(3)	Mr. Anderson joined the Board on September 21, 2016.
(4)	Ms. Hopkins was appointed to the Board effective January 1, 2017.
(5)	This group includes the individuals listed in this table, plus four additional executive officers.
(6)	Based solely on a review of Amendment No. 8 to the Schedule 13G Information Statement jointly filed on February 9, 2017 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. The Schedule 13G discloses that (i) each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP in their capacity as parent holding companies or control persons had shared voting power as to 15,552,516 shares and shared dispositive power as to 43,839,245 shares; and (ii) Wellington Management Company LLP in its capacity as investment adviser had beneficial ownership as to 41,836,458 shares, which is 8.11% of MMC stock outstanding as of December 30, 2016, shared voting power as to 14,418,925 shares and shared dispositive power as to 41,836,458 shares.
(7)	Based solely on a review of Amendment No. 7 to the Schedule 13G Information Statement filed on February 7, 2017 by T. Rowe Price Associates, Inc. (“Price Associates”). The Schedule 13G discloses that Price Associates in its capacity as investment adviser had sole voting power as to 12,218,731 shares and sole dispositive power as to 42,591,647 shares.
(8)	Based solely on a review of Amendment No. 2 to the Schedule 13G Information Statement filed on January 25, 2017 by BlackRock, Inc. (“BlackRock”). The Schedule 13G discloses that BlackRock in its capacity as a parent holding company or control person had sole voting power as to 31,616,960 shares and sole dispositive power as to 37,533,021 shares.
(9)	Based solely on a review of Amendment No. 2 to the Schedule 13G Information Statement filed on February 10, 2017 by The Vanguard Group (“Vanguard”). The Schedule 13G discloses that Vanguard in its capacity as investment adviser had sole voting power as to 805,114 shares; shared voting power as to 99,182 shares; sole dispositive power as to 32,051,569 shares; and shared dispositive power as to 903,969 shares.

58          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Additional Information (Continued)

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2016, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (2)		(b) Weighted- average exercise price of outstanding options, warrants and rights (2) (3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (2)
Equity compensation plans approved by stockholders	16,900,506	(4)	$40.13	23,292,574	(5)
Equity compensation plans not approved by stockholders	1,314,116	(6)	$27.11	11,392,671	(7)
Total	18,214,622		$39.15	34,685,245

(1)	This column reflects shares subject to outstanding and unexercised options granted during the last ten years under the 2000 Senior Executive Incentive and Stock Award Plan, 2000 Employee Incentive and Stock Award Plan and 2011 Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.
(2)	The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions with interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of Company common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 516,553 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2017 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme (2001) and Share Participation Schemes for employees in Ireland is 250,977 shares. The shares remaining available for future issuance shown in column (c) include any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet in each of notes (5) and (7) below.
(3)	The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below.
(4)	Includes 4,658,472 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2011 Incentive and Stock Award Plan and the 2000 Senior Executive Incentive and Stock Award Plan and predecessor plans and programs as well as other deferred compensation obligations under the Directors’ Stock Compensation Plan and the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to employees whose benefits are limited under the Company’s 401(k) Savings & Investment Plan.
(5)	Includes the following:

•	1,781,410 shares available for future purchases under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. Employees may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within each one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter.

•	18,429,104 shares available for future awards under the 2011 Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and stock awards in lieu of cash awards, dividend equivalents and other stock-based or unit-based awards. The grant, exercise or settlement of any award may be subject to the achievement of performance goals or other performance-based terms. Consistent with plan terms, the shares available for future awards include shares previously forfeited, canceled, exchanged or surrendered, including shares surrendered to satisfy withholding tax on restricted stock unit distributions.

•	2,689,455 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan described in note (4) above.

•	392,605 shares available for future awards under the Directors’ Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)	Includes 313,621 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.
(7)	Includes the following:

•	11,218,903 shares available for future purchases under the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme (2001).

•	173,768 shares available for future purchases under the Share Participation Schemes for employees in Ireland.

The material features of the Company’s compensation plans that have not been approved by stockholders and under which Company shares are authorized for issuance are described below. Any such material plans under which awards in Company shares may currently be granted are included as exhibits to, or incorporated by reference in, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          59

Additional Information (Continued)

Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save As You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme (2001). Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the Stock Purchase Plan for International Employees, the purchase price may be no less than 95% of the market price of the stock on each of four quarterly purchase dates within each one-year offering period. Under the U.K. and Irish Plans, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

2000 Employee Incentive and Stock Award Plan and predecessor plans and programs. The terms of the 2000 Employee Incentive and Stock Award Plan are described in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. The 2000 Employee Incentive and Stock Award Plan replaced the 1997 Employee Incentive and Stock Award Plan, the terms of which are described in Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 1999, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2000. No future awards may be granted under these or any other predecessor plan or program.

Share Participation Schemes for employees in Ireland. Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax. Scheme shares may be provided from treasury shares or open market purchases.

60          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Additional Information (Continued)

Transactions with Management and Others

The Company maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary. See the discussion under the caption “Review of Related-Person Transactions” appearing on page 3 of this proxy statement for more information.

Daniel S. Glaser is President and Chief Executive Officer of the Company. Gary Glaser, Daniel Glaser’s brother, is a senior manager in Mercer’s investments business. In that capacity, Mr. Glaser conducts research on external investment management products, which is used in connection with the provision of investment services to Mercer’s clients. Mr. Glaser received compensation totaling approximately $225,000 in 2016. Zachary Scott, an Oliver Wyman employee since 2011, became Daniel Glaser’s son-in-law in 2015. Mr. Scott is a principal based in London, and his compensation expressed in US dollars totaled approximately $172,500 in 2016.

Peter Zaffino is Chairman of the Company’s Risk and Insurance Services segment and Chief Executive Officer of Marsh LLC, a subsidiary of the Company. Garrett Benton is Mr. Zaffino’s brother-in-law and a senior vice president of Guy Carpenter. Mr. Benton received compensation totaling approximately $232,700 in 2016.

Marc Oken, a member of the Company’s Board of Directors, is the Managing Partner and co-Founder of Falfurrias Capital Partners, a private equity investment firm (“Falfurrias”). In July 2015, Falfurrias, through an affiliated fund, acquired a controlling interest in RegEd, Inc. (“RegEd”). RegEd is a private company that provides compliance management, education, licensing and registration services to insurance brokers, insurance carriers and broker dealers, including the Company and certain of its subsidiaries. In 2016, RegEd received approximately $1 million in fees and other compensation from the Company pursuant to arms-length agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock. The Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. All Section 16(a) filing requirements applicable to such individuals were complied with in 2016.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          61

Additional Information (Continued)

Information About Our Annual Meeting and Solicitation of Proxies

WHY HAVE I RECEIVED A NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED COPIES OF THESE MATERIALS IN THE MAIL?

In accordance with rules promulgated by the SEC, we have elected to furnish our proxy materials to stockholders over the Internet. Most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Stockholders who are current employees of the Company or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Stockholders who have elected to receive paper copies of the proxy materials will receive these materials by mail.

WHO CAN VOTE ON THE MATTERS BEING DECIDED AT THE ANNUAL MEETING?

With respect to each matter properly brought before the meeting, each stockholder who held shares as of the close of business on March 20, 2017, which we refer to as the record date, is entitled to one vote, in person or by proxy, for each share of common stock held as of that date. As of the record date, there were outstanding 515,334,255 shares of Marsh & McLennan Companies common stock entitled to vote.

Stockholders of Record

If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. The Company is incorporated in Delaware, and in accordance with Delaware law, a list of the Company’s common stockholders of record as of the record date will be available for inspection at our principal executive offices at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting.

Beneficial (“Street Name”) Stockholders

If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

HOW DO I VOTE?

Whether you hold shares as a stockholder of record or beneficial owner, you may direct how your shares are voted without attending the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you are a beneficial owner holding shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the voting instruction form provided to you. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting, and corporations should vote by an authorized officer, whose title should be indicated.

YOU MAY VOTE IN THE FOLLOWING MANNER:

By Telephone or the Internet

You may vote your shares via telephone or the Internet as instructed in the Notice or the proxy card, depending on how you received the proxy materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

By Mail

If you are a stockholder who receives paper copies of the proxy materials, you may choose to vote by mail and, if you so choose, you should complete, sign and date your proxy card or voting instruction card and mail it in the pre-addressed envelope included with the proxy materials. Note that, if you are a stockholder of record and you sign and return a proxy, but do not specify how to vote, your shares will be voted by the proxies in accordance with the Board’s recommendations, which will be in favor of our director nominees (Item 1); to approve, by nonbinding vote, the compensation of our named executive officers (Item 2); to approve, by nonbinding vote, an annual frequency of future votes on named executive officer compensation (Item 3); in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Item 4); and against the stockholder proposal (Item 5).

62          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Additional Information (Continued)

CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting. If you vote in advance and then attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from your broker, bank or other intermediary record holder a valid proxy giving you the right to vote the shares and you must bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting in person at the annual meeting or (iii) sending written notification of revocation addressed to: Marsh & McLennan Companies, Inc., Attn: Carey Roberts — Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provide, or, if you have obtained a legal proxy from your broker or other intermediary giving you the right to vote your shares, by attending the meeting and voting in person.

WHO CAN ATTEND THE ANNUAL MEETING?

Stockholders (of record or beneficial) and their proxy holders may attend the meeting. Verification of share ownership will be requested at the admissions desk. If your shares are held in street name, you must bring to the meeting an account statement or letter from the record holder (i.e., the broker, bank, trustee or other intermediary organization that holds your shares) indicating that you were the beneficial owner of the shares on March 20, 2017.

WHAT ARE THE REQUIREMENTS TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT DIRECTORS AND TO APPROVE THE OTHER PROPOSALS DISCUSSED IN THE PROXY STATEMENT?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

The Company’s bylaws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. The election of directors is not considered a “routine” matter and thus brokers do not have discretionary authority to vote in the election of directors if they did not receive instructions from a beneficial owner. (See “Significance of Broker Nonvotes” below.)

Our Governance Guidelines address the procedures to be followed if an incumbent director standing for reelection in an uncontested election fails to receive a majority of the votes cast. See “Director Election Voting Standard” on page 6.

Vote Required for Other Proposals

Proposal	Vote Required
Item 2—Advisory (nonbinding) vote to approve named executive officer compensation	Majority of the shares entitled to vote and present in person or represented by proxy
Item 3—Advisory (nonbinding) vote on the frequency of future votes on named executive officer compensation	Majority of the shares entitled to vote and present in person or represented by proxy*
Item 4—Ratification of selection of independent registered public accounting firm	Majority of the shares entitled to vote and present in person or represented by proxy
Item 5—Stockholder proposal—Holy Land Principles	Majority of the shares entitled to vote and present in person or represented by proxy

* If no choice receives such a majority, the choice of frequency that receives the highest number of votes will be considered the advisory vote of the stockholders.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          63

Additional Information (Continued)

In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes (described below) will not. Abstentions have the effect of a vote “against” each of the proposals.

Significance of “Broker Nonvotes”

The rules of the NYSE provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. The broker may submit a proxy on any routine matter, for which instructions were required but not provided, but when the broker refrains from voting on non-routine matters, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to those matters but are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, the election of directors (Item 1); the nonbinding vote to approve the compensation of our named executive officers (Item 2); the nonbinding vote on the frequency of future votes on named executive officer compensation (Item 3); and the stockholder proposal (Item 5) are considered non-routine.

COULD ADDITIONAL MATTERS BE DECIDED AT THE ANNUAL MEETING?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

WHO CONDUCTS THE ANNUAL MEETING?

The independent chairman of the Board of Directors acts as chairman of the annual meeting and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting.

WHO WILL COUNT THE VOTES AT THE ANNUAL MEETING?

One or more representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

HOW MAY I OBTAIN ELECTRONIC DELIVERY OF PROXY MATERIALS IN THE FUTURE?

Most stockholders may elect to receive future proxy statements and annual reports electronically via e-mail or the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this electronic delivery option by following the instructions provided when you vote over the Internet. Active employees of the Company who hold Marsh & McLennan Companies common stock in certain employee benefit plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

If you are a beneficial owner who holds shares in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials electronically, your choice will remain in effect until you revoke it.

WHAT IS “HOUSEHOLDING”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record or who hold shares in certain employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive paper copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies.

Stockholders who participate in householding continue to receive separate control numbers for voting and, in the case of those who receive paper copies of the proxy materials, separate proxy cards. Householding does not in any way affect dividend check mailings.

If you are a stockholder of record or hold our common stock in an employee benefit plan account and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from the Company, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

64          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Additional Information (Continued)

BENEFICIAL STOCKHOLDERS

A number of brokerages and other institutional holders of record have implemented householding. If you are a beneficial owner who holds shares in street name, please contact your broker or other intermediary holder of record to request information about householding.

HOW MAY I OBTAIN ANOTHER SET OF PROXY MATERIALS?

This proxy statement and our 2016 Annual Report can be viewed on (and printed from) our website at http://proxy.mmc.com. If you wish to receive a paper copy of our annual report or proxy statement, you may telephone our office of Investor Relations at (212) 345-6902 or write to: Marsh & McLennan Companies, Inc., Attn: Investor Relations, 1166 Avenue of the Americas, New York, New York 10036-2774.

WHO WILL BEAR THE COST OF THIS PROXY SOLICITATION?

We are providing these proxy materials in connection with the solicitation made by the Company’s Board of Directors of proxies to be voted at our annual meeting. We pay the expenses of preparing and distributing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of the Company’s common stock.

In addition to the distribution of this proxy statement and instructions for voting at the annual meeting, proxies may be solicited personally, electronically or by telephone by our directors, officers and other employees at no additional compensation. We have retained Georgeson Inc. as our agent to assist in the proxy solicitation at a fee of approximately $11,000, plus expenses.

Submission of Stockholder Proposals and Other Items of Business for 2018 Annual Meeting

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR INCLUSION IN THE PROXY STATEMENT

Pursuant to Rule 14a-8, if a stockholder wants the Company to consider a proposal for inclusion in our proxy statement and form of proxy for presentation at our 2018 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than December 1, 2017. The proposal must be sent to the attention of Carey Roberts—Corporate Secretary, and must comply with all relevant SEC requirements.

Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of Board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws. Notice of director nominations submitted under these proxy access bylaw provisions must be received no earlier than November 1, 2017 and no later than December 1, 2017. Director nominations submitted pursuant to the proxy access provisions of our bylaws must comply with all of the requirements of our bylaws.

OTHER STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS

Our bylaws set forth certain requirements that a stockholder must follow if the stockholder wants to nominate a person for election as director or propose an item of business (“other stockholder business”) at an annual meeting of stockholders that is not included in our proxy statement. To properly bring the nomination or other stockholder business before an annual meeting, the proponent must be a stockholder of record both at the time the relevant notice of proposal is submitted and at the time of the annual meeting and be entitled to vote at the annual meeting, and comply with certain notice procedures. In the case of other stockholder business, the business must otherwise be a proper matter for stockholder action in accordance with law, the Company’s Certificate of Incorporation and the Company’s bylaws. The notice of proposal (nominating a person for election as director or proposing other stockholder business) also must comply with certain procedures regarding timeliness and form. The notice must be delivered not earlier than 5:00 p.m. Eastern Time on January 18, 2018, and not later than 5:00 p.m. Eastern Time on February 17, 2018. The notice must be delivered to Carey Roberts—Corporate Secretary at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          65

Additional Information (Continued)

Exhibit A

Marsh & McLennan Companies, Inc.

Non-GAAP Measures

Twelve Months Ended December 31

(Millions) (Unaudited)

Overview

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as “GAAP” or “reported” results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company’s non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

ADJUSTED OPERATING INCOME (LOSS)

Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company’s GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the twelve months ended December 31, 2016 and 2015. The following tables also present adjusted operating margin.

For the twelve months ended December 31, 2016 and 2015, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue less the net gain on the deconsolidation of Marsh’s India subsidiary and the gain and contingent proceeds related to the disposal of Mercer’s U.S. defined contribution recordkeeping business.

(Millions) (Unaudited)	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total

Twelve Months Ended December 31, 2016
Operating income (loss)	$1,753	$1,103	$(192)	$2,664

Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	3	34	7	44
Adjustments to acquisition related accounts (b)	12	3	—	15
Disposal/deconsolidation of business (c)	(11)	(6)	—	(17)
Other	2	—	—	2

Operating income adjustments	6	31	7	44

Adjusted operating income (loss)	$1,759	$1,134	$(185)	$2,708

Operating margin	24.5%	18.1%	N/A	20.2%

Adjusted operating margin	24.7%	18.6%	N/A	20.5%

Twelve Months Ended December 31, 2015
Operating income (loss)	$1,539	$1,075	$(195)	$2,419
Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	8	8	12	28
Adjustments to acquisition related accounts (b)	56	(5)	—	51
Disposal of business (c)	—	(37)	—	(37)
Other	—	—	(1)	(1)

Operating income adjustments	64	(34)	11	41

Adjusted operating income (loss)	$1,603	$1,041	$(184)	$2,460

Operating margin	22.4%	17.7%	N/A	18.8%

Adjusted operating margin	23.3%	17.3%	N/A	19.1%

66          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

Additional Information (Continued)

(a)	Primarily severance related to the reorganization of certain Mercer businesses and for center led initiatives, future rent under non-cancellable leases and integration costs related to recent acquisitions.
(b)	Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c)	For 2016, relates to a net gain on the deconsolidation of Marsh’s India subsidiary and contingent proceeds received in connection with the disposal of Mercer’s U.S. defined contribution recordkeeping business. For 2015, reflects proceeds received in connection with the disposal of Mercer’s U.S. defined contribution recordkeeping business. The amounts are removed from GAAP revenue in the calculation of adjusted operating margin.

ADJUSTED INCOME, NET OF TAX

Adjusted income, net of tax is calculated as the Company’s GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC’s average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the twelve months ended December 31, 2016 and 2015.

	Twelve Months Ended December 31, 2016			Twelve Months Ended December 31, 2015
(Millions) (Unaudited)		Amount	Diluted EPS		Amount	Diluted EPS
Income from continuing operations		$1,795			$1,636
Less: Non-controlling interest, net of tax		27			37

Subtotal		$1,768	$3.38		$1,599	$2.98
Operating income adjustments	$44			$41
Impact of income taxes	(21)			(5)

		23	0.04		36	0.07

Adjusted income, net of tax		$1,791	$3.42		$1,635	$3.05

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement          67

Additional Information (Continued)

Exhibit B

As discussed more fully in our “Compensation Discussion and Analysis—Financial Services and General Industry Surveys” on page 25, the Compensation Committee reviewed market data for executive compensation, effective March 1, 2016, compiled from two subsets of S&P 500® companies (as listed below) that participated in an executive compensation survey conducted by an independent compensation consulting firm.

FINANCIAL SERVICES SUBSET OF SURVEY PARTICIPANTS	GENERAL INDUSTRY SUBSET OF SURVEY PARTICIPANTS
AFLAC	AbbVie	eBay	Norfolk Southern
Allstate	Accenture	Ecolab	Northrop Grumman
Anthem	Advance Auto Parts	Edison International	Occidental Petroleum
BB&T	AFLAC	Eli Lilly	Pacific Gas & Electric
Capital One Financial	Air Products and Chemicals	EMC	Parker Hannifin
Charles Schwab	Alcoa	Entergy	PayPal
Chubb	Allstate	Estée Lauder	PPL
Cigna	Ameren	Exelon	Praxair
Fifth Third Bancorp	American Electric Power	Expedia	Principal Financial Group
Franklin Resources	Anadarko Petroleum	Fifth Third Bancorp	Progressive
Hartford Financial Services Group	Anthem	FirstEnergy	Prudential Financial
Humana	Apache	FIS	Public Service Enterprise Group
Lincoln Financial	Archer Daniels Midland	Franklin Resources	Qualcomm
Loews	Automatic Data Processing	Gap	Quest Diagnostics
M&T Bank	Baker Hughes	General Dynamics	Rockwell Automation
MetLife	Ball	General Mills	Ross Stores
PayPal	BB&T	Hartford Financial Services Group	Royal Caribbean Cruises
Principal Financial Group	Becton Dickinson	HCA Healthcare	Sealed Air
Progressive	Best Buy	Henry Schein	Sempra Energy
Prudential Financial	Biogen	Hershey	Sherwin-Williams
Regions Financial	BorgWarner	Hess	Southern Company Services
S&P Global	Boston Scientific	Honeywell	Southwest Airlines
SunTrust Banks	Capital One Financial	Hormel Foods	Stanley Black & Decker
Synchrony Financial	CarMax	Humana	Starbucks
Travelers	Carnival	Ingersoll Rand	Stryker
U.S. Bancorp	CBS	International Paper	SunTrust Banks
Unum	Celgene	Interpublic Group of Companies	Synchrony Financial
	CenturyLink	Kellogg	Sysco Corporation
	Charles Schwab	Kimberly-Clark	TE Connectivity
	Chubb	Kinder Morgan	Tesoro
	Cigna	Kohl’s	Textron
	CMS Energy	L Brands	Thermo Fisher Scientific
	Colgate-Palmolive	L-3 Communications	Time Warner
	ConAgra Foods	Level 3 Communications	TJX Companies
	ConocoPhillips	Lincoln Financial	Tractor Supply Company
	Consolidated Edison	Lockheed Martin	Travelers
	Corning	Loews	Tyson Foods
	CSX	LyondellBasell	U.S. Bancorp
	Danaher	Marriott International	United Technologies Corp.
	DaVita Healthcare Partners	Masco	Universal Health Services
	Delta Air Lines	MasterCard	Unum
	Devon Energy	Medtronic	UPS
	Discovery Communications	MetLife	VF Corporation
	Dollar Tree	Micron Technology	Viacom
	Dominion Resources	Monsanto	Waste Management
	Dow Chemical	Mosaic	WestRock
	DTE Energy	Mylan	Weyerhaeuser
	Duke Energy	Newmont Mining	Whirlpool
	DuPont	NextEra Energy Inc.	Williams Companies
	Eastman Chemical	Nike	Xcel Energy
	Eaton	Nordstrom	Xerox

68          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2017 Proxy Statement

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Guy Carpenter Mercer Oliver Wyman
Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036
www.mmc.com

MARSH & McLENNAN COMPANIES, INC.

1166 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, which is May 15, 2017 for shares held in a Plan (as defined on the reverse of this proxy card), and May 17, 2017 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by MMC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on the cut-off date, which is May 15, 2017 for shares held in a Plan (as defined on the reverse of this proxy card), and May 17, 2017 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For shares held in a Plan (as defined on the reverse of this proxy card), your proxy card must be received by May 15, 2017. For all other registered shares, your proxy card must be received by May 17, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E19847-P89249	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARSH & McLENNAN COMPANIES, INC.

The Board of Directors recommends you vote FOR the following directors:
Item 1		Election of Directors	For	Against	Abstain

	1a.	Anthony K. Anderson	☐	☐	☐

	1b.	Oscar Fanjul	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

	1c.	Daniel S. Glaser	☐	☐	☐	Item 2	Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation		☐	☐	☐

	1d.	H. Edward Hanway	☐	☐	☐	The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain

	1e.	Deborah C. Hopkins	☐	☐	☐	Item 3	Advisory (Nonbinding) Vote on the Frequency of Future Votes on Named Executive Officer Compensation	☐	☐	☐	☐

	1f.	Elaine La Roche	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

	1g.	Steven A. Mills	☐	☐	☐	Item 4	Ratification of Selection of Independent Registered Public Accounting Firm		☐	☐	☐

	1h.	Bruce P. Nolop	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:

	1i.	Marc D. Oken	☐	☐	☐	Item 5	Stockholder Proposal — Holy Land Principles		☐	☐	☐

	1j.	Morton O. Schapiro	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof

	1k.	Lloyd M. Yates	☐	☐	☐

	1l.	R. David Yost	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back					☐

Please indicate if you plan to attend this meeting			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E19848-P89249

MARSH & McLENNAN COMPANIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2017 ANNUAL MEETING

FOR ALL STOCKHOLDERS:

The undersigned hereby appoints Carey S. Roberts and Tiffany D. Wooley proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 18, 2017 at 10:00 a.m. (New York City time) at the Directors Guild of America, 110 West 57th Street, New York, NY 10019 and at any adjournment or postponement thereof.

FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(k) SAVINGS & INVESTMENT PLAN AND/OR THE MARSH & McLENNAN AGENCY 401(k) SAVINGS & INVESTMENT PLAN:

This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(k) Savings & Investment Plan and the Marsh & McLennan Agency 401(k) Savings & Investment Plan (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. (the “Company”) held under the Plans on their behalf, subject to Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of the Company’s stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of the Company on May 18, 2017 and at any adjournment or postponement thereof. Provided this card is received by May 15, 2017, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR Items 1, 2 and 4, 1 Year on Item 3 and AGAINST Item 5. Under each Plan, the trustees of the Plan shall vote all undirected and all unallocated shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of the Company’s stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph.

PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTIONS ARE MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR ITEMS 1, 2 AND 4, 1 YEAR ON ITEM 3 AND AGAINST ITEM 5. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)